As filed with the Securities and Exchange Commission on August 3, 2005
                                                      Registration No.333-124931


                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                               AMENDMENT NO. 1 TO
                                    FORM S-3


                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                            ONETRAVEL HOLDINGS, INC.
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             (Exact name of Registrant as specified in its charter)


              Delaware                                   23-2265039
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 (State or other jurisdiction of            (IRS Employer Identification Number)
  incorporation or organization)

                             6836 MORRISON BOULEVARD
                                    SUITE 200
                               CHARLOTTE, NC 28211
                                 (704) 366-5054
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   (Address and telephone number of Registrant's principal executive offices)

                                 MARC E. BERCOON
                                    PRESIDENT
                           RCG COMPANIES INCORPORATED
                             6836 MORRISON BOULEVARD
                                    SUITE 200
                               CHARLOTTE, NC 28211
                                 (704) 366-5054
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            (Name, address and telephone number of agent for service)

Copies of all communications, including all communications sent to the agent for service, should be sent to:

                            MARK D. GUIDUBALDI, ESQ.
                           KATTEN MUCHIN ROSENMAN, LLP
                             525 WEST MONROE STREET
                                CHICAGO, IL 60661
                             (312) 902-5200 (phone)

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.[X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.[ ]

                         CALCULATION OF REGISTRATION FEE


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TITLE OF EACH                                      PROPOSED MAXIMUM             PROPOSED MAXIMUM
CLASS OF SECURITIES             AMOUNT TO BE       OFFERING PRICE PER SHARE     AGGREGATE OFFERING      AMOUNT OF
TO BE REGISTERED                REGISTERED (1)     OF COMMON STOCK (2)          PRICE (2)               REGISTRATION FEE
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Common Stock, $.04 par value   14,152,670 (3)              $7.63                  $107,984,872             $12,710(4)
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(1) Also includes an indeterminable number of additional shares of common stock which may be issued (a) pursuant to the anti-dilution provisions of the warrants, preferred stock and promissory notes covering certain of the shares of common stock being registered hereunder, and/or (b) following the exercise of such warrants or conversion of such preferred stock and promissory notes as a result of stock splits, stock dividends or similar transactions, in either case in accordance with Rule 416 of the Securities Act of 1933, as amended.


(2) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and Rule 457(g) under the Securities Act of 1933, as amended. Based on (i) the average high and low prices of $6.40 as reported on the American Stock Exchange of the registrant's common stock on August 2, 2005 with respect to 877,045 shares of common stock; (ii) 1,362,865 shares of common stock underlying common stock purchase warrants, exercisable at $5.50 per share; (iii) 1,818,181 shares of common stock issuable upon conversion of promissory notes at a conversion price of $6.875 per share; (iv) 5,656,386 shares of common stock issuable upon conversion of our series C convertible preferred stock at a conversion price of $5.50 per share; (v) 2,262,548 shares of common stock underlying common stock purchase warrants, exercisable at $5.50 per share; (vi) 339,382 shares of common stock underlying common stock purchase warrants, exercisable at $6.05 per share; (vii) 308,937 shares of common stock issuable upon conversion of a promissory note at a conversion price of $20.00 per share; and (viii) 1,527,326 shares of common stock issuable upon conversion of series B 6% redeemable participating preferred stock at a conversion rate of $20.00 per share.

(3) Consists of 877,045 shares of common stock, 3,964,795 shares of common stock underlying common stock purchase warrants, 2,127,118 shares of common stock issuable upon conversion of promissory notes, and 7,183,712 shares of common stock issuable upon conversion of preferred stock.

(4) A registration fee of $12,679 was previously paid with the initial filing of this registration statement on May 13, 2005, and was calculated based on the number of shares to be registered, proposed maximum offering price per share and proposed maximum aggregate offering price determined prior to the effectiveness of the one-for-ten reverse stock split occuring as of July 7, 2005.


THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                                   PROSPECTUS


                            ONETRAVEL HOLDINGS, INC.

                                   14,152,670


                             SHARES OF COMMON STOCK


         This prospectus relates to the resale of up to 14,152,670 shares of our common stock, par value $.04 per share, by certain stockholders. The shares of common stock that may be resold pursuant to this prospectus include the following shares held by those selling stockholders identified as such holders under "selling stockholders" beginning on page 22 of this prospectus: (i) 1,057,554 shares of common stock underlying common stock purchase warrants, exercisable at $5.50 per share, we issued in connection with our February 2005 financing transaction, and 305,311 additional shares being registered in order to register 130% of certain of these shares as required by the registration rights agreement we entered into with these warrantholders; (ii) 1,818,181 shares of common stock issuable upon conversion of promissory notes we issued in connection with the acquisition of the capital stock of OneTravel, Inc. in April 2005; (iii) 5,656,386 shares of common stock issuable upon conversion of our series C convertible preferred stock, 2,262,548 shares of common stock underlying common stock purchase warrants, exercisable at $5.50 per share, and 339,382 shares of common stock underlying common stock purchase warrants, exercisable at $6.05 per share, we issued in connection with our April 2005 private placement transaction; (iv) 477,551 shares of common stock, 308,937 shares of common stock issuable upon conversion of a promissory note, and 1,527,326 shares of common stock issuable upon conversion of our series B 6% redeemable participating preferred stock we issued in connection with our February 2005 merger with Farequest Holdings, Inc., and 296,474 shares of common stock we agreed to issue in the future in connection with the Farequest merger; and (v) 103,020 shares of common stock previously issued to other stockholders.


         The selling stockholders may sell these shares from time to time in the over-the-counter market in regular brokerage transactions, in transactions directly wit market makers or in privately negotiated transactions. For additional information on the methods of sale that may be used by the selling stockholders, see "Plan of Distribution" beginning on page 50. We will not receive any of the proceeds from the sale of these shares. We will bear the costs relating to the registration of these shares.


         Our common stock is traded on the American Stock Exchange under the symbol "OTV". The closing sales price of our common stock on August 2, 2005, was $6.35 per share.


         INVESTING IN THE COMMON STOCK INVOLVES MATERIAL RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 5 FOR INFORMATION THAT YOU SHOULD CONSIDER.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION, HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                 The date of this Prospectus is August 3, 2005.


                                 --------------

No dealer, salesperson or other individual has been authorized to give any information or to make any representations not contained in this prospectus in connection with the offering covered by this prospectus. If given or made, such information or representations must not be relied upon as having been authorized by RCG Companies Incorporated or the selling stockholder. This prospectus does not constitute an offer to sell, or a solicitation of any offer to buy, the offered shares, in any jurisdiction where, or to any person to whom, it is unlawful to make any such offer or solicitation. Neither the delivery of this prospectus nor any offer or sale made hereunder shall, under any circumstances, create an implication that there has not been any change in the facts set forth in this prospectus or in the affairs of OneTravel Holdings, Inc. since the date hereof.

                                TABLE OF CONTENTS

Prospectus Summary                                      3
Risk Factors                                            5
The Company                                            14
Use of Proceeds                                        20
Description of Common Stock                            21
Selling Stockholders                                   22
Plan of Distribution                                   50
Legal Matters                                          52
Experts                                                52
Where You Can Find More Information                    53
Information Incorporated by Reference                  54

                               PROSPECTUS SUMMARY

                                   The Company

         We own and operate a diverse network of travel and leisure subsidiary companies. We derive our revenues from our travel business subsidiaries, FS SunTours, Inc., which sells leisure and vacation travel packages under the SunTrips(R) brand, Farequest Holdings, Inc., which is a leading online and offline provider of a full range of travel services operating under the name 1-800-CHEAPSEATS; and OneTravel, Inc., which is a provider of online and offline discount travel products and services.

         FS SunTours, doing business as SunTrips, is based in San Jose, California and sells air and hotel vacation packages to Mexico, Costa Rica, Hawaii and the Azores out of Oakland, California and/or Denver, Colorado.

         Farequest, distributes inventory from travel suppliers to consumers, corporations, and travel agents via consumer on-line travel websites and toll-free phone numbers supported by: technologically advanced call center facilities; experienced, professional travel agents; and multiple websites with booking engines accessible by travel agents. Farequest also distributes inventory through partnerships with other consumer portals providing both on-line and call center fulfillment services. Its primary retail website is www.1800cheapseats.com, which also offers offline sales and customer support through a call center at 1-800-CHEAPSEATS.

         OneTravel is a provider of online and offline discount travel products and services, offering its customers the ability to search for and book a full range of travel products. OneTravel also has proprietary dynamic packaging search engine technology that allows its customers to customize their own vacations by combining air, hotel and land options. The company operates a direct-to-consumer business through a variety of Web sites. In addition to www.onetravel.com, it operates www.11thhour.com, www.cheapseats.com and www.discounthotels.com. OneTravel also provides technology solutions and support services that enable other businesses to operate in the online travel arena.

         Our principal executive offices are located at 6836 Morrison Boulevard, Suite 200, Charlotte, North Carolina 28211. Our telephone number is (704) 366-5054. We were incorporated in Delaware in 1982 and our fiscal year ends on June 30.

                               Recent Developments


o On July 7, 2005, we effected a one-for-ten reverse stock split of our common stock.

o On June 8, 2005, we changed our company name from RCG Companies Incorporated to OneTravel Holdings, Inc.


o On April 27, 2005, we sold substantially all of the assets of our wholly-owned subsidiaries Logisoft Corp. and eStorefronts.net Corp.

o On April 15, 2005 we completed the acquisition by merger of 100% of the capital stock of OneTravel.

o On April 14, 2005, we entered into and closed a private placement of our series C preferred stock with institutional investors totaling $31,110,165, and issued warrants to purchase an aggregate of 26,019,401 shares of our common stock.

o On February 8, 2005, we closed a private placement offering pursuant to which we issued an aggregate of $7,968,700 worth of two-year senior secured convertible debentures and a total of 10,177,139 warrants exercisable for our common stock to the purchasers and approximately 400,000 warrants to placement agents in connection with this private placement.

o On February 1, 2005, we closed a transaction through which our wholly owned subsidiary WTI Acquisition, Inc. merged with and into Farequest Holdings, Inc.

o On January 25, 2005, we closed a private placement pursuant to which we issued secured promissory notes in the total principal amount of $1,098,500, and warrants to purchase 549,250 shares of our common stock.

o During the fourth quarter of 2004, we completed a transaction in which our wholly owned subsidiary FS Tours, Inc. sold substantially all of its assets

                           Forward-looking Statements

         This prospectus includes and incorporates by reference forward-looking statements within the meaning of federal securities laws that reflect our current expectations and projections about our future results, performance, prospects and opportunities. We have tried to identify these forward-looking statements by using words such as "may," "will," "expect," "anticipate," "believe," "intend," "estimate" and similar expressions. These forward-looking statements are based on information currently available to us and are subject to a number of risks, uncertainties and other factors that could cause our actual results, performance, prospects or opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. We have described these risks, uncertainties and other factors in "Risk Factors" and elsewhere in this prospectus and also in the documents incorporated by reference in this prospectus.

         You should not place undue reliance on any forward-looking statements. Except as otherwise required by federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason after the date of this prospectus.

                                  RISK FACTORS

         Investors should carefully consider the risks described below before making an investment decision. The risks described below are not the only ones facing our company. Additional risks not presently known to us or that we currently believe are immaterial may also impair our business operations. Our business could be harmed, and the trading price of our common stock could decline, due to by any of these risks, and investors may lose all or part of their investment. In assessing these risks, investors should also refer to the other information contained or incorporated by reference in this prospectus.

         We received a going concern opinion from our independent registered public accounting firm.

         We received from our independent registered public accounting firm and incorporated by reference in this prospectus an opinion on our consolidated financial statements that raises substantial doubt as to our ability to continue as a going concern as a result of recurring losses from operations and a deficiency in working capital at June 30, 2004.

         We will need to raise additional funds in order to continue to operate and grow our business.


         A portion of the consideration we paid in connection with our acquisition of OneTravel were secured convertible promissory notes in the aggregate principal amount of $12,500,000 which are payable on October 12, 2005, but may be extended at our option for up to five additional months by payment of an extension fee of $125,000 per month. We do not presently have sufficient funds to pay the notes and will have to obtain additional financing to do so unless they are converted into our common stock. If it occurs, this conversion will cause the percentage ownership of our current common stockholders to be diluted.


         In addition, if our operating cash flows do not improve, we will need to secure alternative equity or debt financing to provide us with additional working capital. There can be no assurance that we will be able to complete such financing if required. If we raise funds through debt financing, then we will incur additional interest expense going forward. If we raise additional funds by issuing additional equity securities, then the percentage ownership of our current stockholders will be diluted. No assurance can be given that additional financing will be available when and to the extent required, or that, if available, it will be on acceptable terms. If adequate funds are not available on acceptable terms, then we will be unable to continue to fund our existing businesses, or take other steps necessary to grow our business or continue our operations.

         We have been incurring operating losses and there can be no assurance that we will achieve or sustain profitability.

         We have incurred operating losses since inception. Certain of our operating businesses have incurred and continue to incur operating losses. We expect to continue to incur significant operating costs in connection with our efforts to expand our existing businesses and to grow through acquisitions. No assurance can be given that we will achieve or be able to sustain profitability in the future.

         The market price of our common stock is highly volatile.

         The trading price of our common stock has fluctuated significantly and is likely to remain volatile in the future. Fluctuations in the trading price of our common stock may occur in response to many events or factors, including the following:

         o        variations in our operating results;

         o        changes in financial estimates by securities analysts;

         o        market valuation of firms in related businesses;

         o announcements by us or our competitors of new products, technology innovations or significant acquisitions, strategic partnerships or similar ventures;

         o        additions or departures of key management personnel;

         o        future sales of our common stock;

         o        volume fluctuations in our common stock;

         o        regulatory changes; and

         o        general economic and market conditions.

         The exercise of outstanding options and warrants to purchase our common stock and the conversion of our outstanding convertible preferred stock could dilute existing stockholders, and these exercises and conversions could have a negative effect on our stock price.

         We currently have outstanding (i) 1,057,554 shares of common stock underlying common stock purchase warrants, exercisable at $5.50 per share, we issued in connection with our February 2005 financing transaction, (ii) 1,818,181 shares of common stock issuable upon conversion of promissory notes we issued in connection with the acquisition of the capital stock of OneTravel in April 2005, (iii) 5,656,386 shares of common stock issuable upon conversion of our series C preferred stock, 2,262,548 shares of common stock underlying common stock purchase warrants, exercisable at $5.50 per share, and 339,382 shares of common stock underlying common stock purchase warrants, exercisable at $6.05 per share, we issued in connection with our April 2005 private placement transaction, (iv) 308,937 shares of common stock issuable upon conversion of a promissory note, and 1,527,326 shares of common stock issuable upon conversion of our series B preferred stock, we issued in connection with our February 2005 merger with Farequest, (v) 285,454 shares of common stock issuable upon conversion of our series A preferred stock, (vi) 1,194,287 shares of common stock underlying common stock purchase warrants other than those issued in connection with our February financing or our April private placement, exercisable at a weighted average price of $27.80 per share, and (vii) options for 185,255 shares of common stock issued under our stock option plan. Additionally, our stockholders have authorized the issuance of options to acquire up to 2,000,000 shares of common stock under this stock option plan.

         Further, we have agreed in connection with our April private placement that the conversion price of our convertible preferred stock will be adjusted to the market value of our common stock if lower than the conversion price as adjusted for the one-for-ten reverse stock split.

         The exercise of these options and warrants and conversion of these preferred shares will dilute the percentage ownership of our current common stockholders. If some or all of the selling stockholders sell a substantial amount of their common stock issued upon such exercise or conversion under this prospectus, a significant negative impact on the market price of our common stock could result.

         We may be unable to maintain our listing on the American Stock Exchange and if we are delisted the trading of our common stock could be more difficult.

         Our common sock is presently listed and trading on the American Stock Exchange. No assurance can be given that we will meet the standards for continued listing, such as the minimum net worth and minimum stock price requirements. If our common stock is delisted trading in our securities could be more difficult could be subject to the "penny stock" rules. The U.S. Securities and Exchange Commission has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions (including trading on the American Stock Exchange). These rules require that any broker-dealer who recommends our securities to persons other than prior customers and accredited investors must, prior to the sale, make a special written suitability determination for the purchaser and receive the purchaser's written agreement to execute the transaction. Unless an exception is available, the regulations require the delivery, prior to any transactions involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated with trading in the penny stock market. In addition, broker-dealers must disclose commissions payable to both the broker-dealer and the registered representative and current quotations for the securities they offer. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from recommending transactions in our securities, which could severely limit the liquidity of our securities and consequently adversely affect the market price for our securities.

         Difficulties in integrating our recent or future acquisitions could adversely impact our business.

         Our growth in the travel business has been a result of significant recent acquisitions. The complex process of integrating these businesses has required, and will continue to require, significant resources. This integration has been and will continue to be time consuming and expensive. The success of our business depends upon, among other things, our ability to:

         o effectively integrate acquired personnel, operations, products and technologies into our organization;

         o        rapidly improve, upgrade and expand business infrastructures;

         o        retain and motivate the personnel of acquired businesses;

         o maintain expected levels of service in order to retain clients and customers of acquired businesses; and

         o realize anticipated cost savings or revenue growth opportunities.

         We may not realize the benefits we anticipate from these acquisitions because, among others, of the following significant challenges:

         o expected synergistic benefits from the acquisitions, such as lower costs, may not be realized or may be realized more slowly than anticipated;

         o potentially incompatible cultural differences among the acquired and existing businesses; and

         o integrating products, services and customer bases of acquired companies with our existing businesses.

         Failure to achieve the anticipated benefits of these acquisitions or to integrate successfully the operations of the acquired businesses could harm our business, results of operations and cash flows.

         We face actual and potential competition from many sources and, if we are unable to compete successfully, our business and results of operations would suffer.

         The market for travel products is extremely competitive. We compete in the ticket sale market against travel wholesalers, consolidators, online travel companies, airlines and travel agents based on price and the quality of service to the customer. In the leisure travel and tour services market, we also competes against travel agents, commercial airlines, frequent flyer awards, other charter flight and/or tour operators and hotels, resourts, casinos and other organizations in the travel industry that offer alternative travel destinations to those offered by our leisure travel services. Increased competition may result in reduced revenues, loss of market share and decreased brand recognition. Ultimately, we may not be able to compete successfully against current and future competitors.

         Many of our competitors, including the air carriers themselves, have longer histories, larger customer bases, increased brand recognition and significantly greater financial, marketing and other resources than us. These competitors may enter into strategic or commercial relationships with larger, established and well-financed companies. These competitors may be able to induce one or more of our suppliers of non-published fares, through pricing, equity or other incentives, to cease doing business with us, or to do business with us on less favorable terms. They might also be able to build strong brand recognition in our core travel markets through widespread advertising and other marketing efforts, and may be able to devote greater resources to marketing and promotional campaigns on the Internet or otherwise. Any or all of these developments could increase competitive pressures on us.

         In addition, the airline industry has experienced a shift in market share from full-service carriers to low-cost carriers that focus primarily on discount fares to leisure destinations, and this trend is expected to continue. Some low-cost carriers do not distribute their tickets through third-party intermediaries such as us.

         Increases in fuel costs could adversely effect our operating costs and results of operations.

         Fuel is a major component of our operating expenses. Both the cost and availability of fuel fluctuate widely and are influenced by many economic and political factors and events occurring in oil producing countries throughout the world. Recently, the price per barrel of oil is as at an all-time high, which significantly impacted our results of operations. We cannot predict the future cost and availability of fuel to us. The unavailability or significant cost of adequate fuel supplies could have an adverse effect on our profitability and results of operations. We generally follow industry trends by imposing a fuel surcharge in response to significant fuel price increases. However, our ability to pass on increased fuel costs is limited by economic and competitive conditions. In addition, larger airlines may have a competitive advantage over us because they may be able pay lower prices for fuel.

         Declines or disruptions in the travel industry could hurt our business and reduce our revenues.

         Our business and operations rely on the health and growth of the travel industry. Travel expenditures are highly sensitive to business and personal discretionary spending levels and tend to decline during general economic downturns. Since 2001, the travel industry has experienced significant downturns, and future downturns, or periods of weak demand for travel by consumers, could significantly reduce our sales and revenues and adversely affect the growth of our business.

         Travel expenditures are highly sensitive to traveler safety concerns, and thus have historically declined after acts of terrorism that affect the safety of travelers. The terrorist attacks of September 11, 2001 using hijacked commercial airliners resulted in a decline in travel bookings throughout the industry. The long-term effects of these events could include, among other things, a protracted decrease in demand for air travel due to fears regarding additional acts of terrorism, military responses to acts of terrorism and increased costs and reduced operations by airlines due, in part, to new security directives adopted by the Federal Aviation Administration. These effects, depending on their scope and duration, which we cannot predict at this time, could significantly impact our long-term results of operations or financial condition.

         Example of other events that tend to reduce travel levels and may reduce our sales and revenues include:

         o price escalation in the airline industry or other travel-related industries;

         o        bad weather;

         o        travel-related accidents;

         o        political instability and hostilities; and

         o        airline or other travel related labor actions.

         Evolving government regulation could impose burdens on our business, which could increase our costs or decrease demand for our products and adversely effect our results of operations.

         We must comply with laws and regulations applicable to aviation travel, online commerce and the sale of air transportation.

         Certain segments of the travel industry are regulated by the United States government and, while we are not currently required to be certified or licensed under such regulation, certain services offered by our aviation travel services business are affected by such regulation. Charter flights operators, upon which our aviation travel services business depends, are subject to vigorous and continuous certification requirements by the Federal Aviation Administration. Changes in the regulatory framework for charter aviation travel could adversely affect our aviation travel services business' operations and financial condition.

         Increased regulation of the Internet or different applications of existing laws might slow the growth of the use of the Internet and commercial online services, or could encumber the sale of air transportation, which could decrease demand for our products and services, increase the cost of doing business or otherwise reduce our sales and revenues. The statutes and case law governing online commerce are still evolving, and new laws, regulations or judicial decisions may impose additional risks and costs of operations. If federal legislation imposing limitations on the ability of states to tax Internet-based sales is not renewed when it terminates, state and local governments could impose taxes on Internet-based sales. These taxes could decrease the demand for our products and services or increase its costs of operations, which would have an adverse effect on our business and results of operations. Data collection, protection and privacy issues are a growing concern in the United States, and many countries around the world in which we do business or may do business in the future. Evolving government regulation in these areas could limit or restrict our ability to market our products and services to consumers, increase our costs of operation and lead to a decrease in demand for our products and services.

         We depend on certain key employees, and the loss of any of these employees may harm our business.

         Our performance is substantially dependent on the performance of our executive officers and other key employees. The familiarity of these key employees with their respective industries makes those employees especially critical to our success. In addition, our success is dependent on our ability to attract, train, retain and motivate high quality personnel, especially for our management team. The loss of the services of any of our executive officers or key employees may harm our business. Our success also depends on our continuing ability to attract, train, retain and motivate other highly qualified technical and managerial personnel. Competition for such personnel is intense and our limited resources are likely to make it more difficult for us to attract and retain such personnel.

         If we are unable to protect our intellectual property from infringement or misappropriation by third parties, this would have an adverse affect on our success and competitive position.

         We regard our copyrights, service marks, trademarks, trade secrets and similar intellectual property as significant assets critical to our success. Claims, infringement or misappropriation by third parties may hurt our business. We rely on a combination of laws and contractual restrictions, including trademark and copyright law, trade secret protection and confidentiality and/or license agreements with employees, customers, partners and others to establish and protect its proprietary rights. However, laws and contractual restrictions may not be sufficient to prevent misappropriation of our technology or deter others from developing similar technologies. Effective trademark, service mark, copyright and trade secret protection may not be available in every country in which our products and services are made available. The steps we have taken to protect our proprietary rights may not be adequate, and third parties may infringe or misappropriate our copyrights, trademarks, trade dress and similar proprietary rights. We may become involved in litigation or be required to incur significant expenses in order to enforce and preserve its rights. Such litigation will be costly and divert management's attention and resources from the operation of the business. In addition, other parties may assert infringement claims against us. Such claims, even if not meritorious, could result in the expenditure of significant financial and managerial resources.


         We currently hold the Internet domain names "www.1800cheapseats.com," "www.cheapseatstravel.com" and "www.1800lowestfare.com" as well as various other related names. Third parties may acquire domain names that infringe or otherwise decrease the value of our trademarks and other proprietary rights, which may hurt our business. Domain names generally are regulated by Internet regulatory bodies. The regulation of domain names in the United States and in foreign countries is subject to change. Regulatory bodies could establish additional top-level domains, appoint additional domain name registrars or modify the requirements for holding domain names. The relationship between regulations governing domain names and laws protecting trademarks and similar proprietary rights is unclear. As a result, we may not acquire or maintain these domain names in all of the countries in which we intend to conduct business.


         The success of our online travel business is dependent on the continued growth of online travel commerce.

         The future revenues and profits of our online travel business depend upon the widespread acceptance and use of the Internet and online services by customers and suppliers for travel commerce. Rapid growth in the use of the Internet and online services for travel commerce is a recent phenomenon, and may not continue unabated in the future. A sufficiently broad base of consumers may not accept, or continue to use, the Internet as a medium of commerce. Consumers and business have traditionally relied on travel agents and travel suppliers and generally are accustomed to a high degree of human interaction in purchasing travel products. Our online sales and revenues will not grow if consumers and businesses do not purchase an increasing amount of travel products online.

         Additionally, consumer concerns over the security of transactions conducted on the Internet and over privacy issues may inhibit the growth of online travel commerce and could hurt our business. Security breaches experienced by us or other electronic commerce companies could reduce consumers' confidence in our websites. We have expended significant resources to protect against security breaches and to alleviate problems caused by such breaches. We rely on encryption and authentication technology licensed from third parties to provide the security and authentication necessary to transmit securely confidential information, such as customer credit card numbers. In addition, we maintain an extensive confidential database of customer profiles and transaction information. Our current security measures may not be adequate and advances in computer capabilities, new discoveries in the field of cryptography, or other events or developments may result in a compromise or breach of the methods used to protect customer transaction and personal data. The costs required to continually upgrade security measures could be prohibitively expensive and could result in delays or interruption of service that could result in a loss of consumers. Security breaches could also expose us to a risk of loss or litigation and possible liability for failing to secure confidential customer information.

         We may not be able to keep up with the industry's rapid technological and other changes, which could decrease the attractiveness of our services to customers and adversely effect our revenues and results of operations.

         The industry in which we compete is characterized by:

         o        rapid technological change;

         o        changes in user and customer requirements and preferences;

         o frequent new product and service introductions embodying new technologies; and

         o        the emergence of new industry standards and practices.

         In order to remain competitive in the online travel industry, we must continue to enhance and improve the functionality and features of our websites. If we fail to continually improve our websites' speed, personalization and customer service, we could lag behind competitors, resulting in decreased market share and revenues. In addition, if our competitors develop technology to help travel service consumers find the best fares more quickly or easily, or at a cheaper cost, then our technology enables, we may also lose market share.

         In order remain competitive, we may be required to incur substantial costs and expenses to respond to the increasingly sophisticated requirements of online consumers and suppliers. Such costs and expenses may have an adverse effect on our revenues and results of operations. Our success will depend, in part, on our ability to enhance existing services and develop new services in a cost-effective and timely manner. The development of proprietary technology entails significant technical and business risks and requires substantial expenditures and lead time.

                                   THE COMPANY

         We own and operate a diverse network of travel and leisure subsidiary companies. We derive our revenues from our travel business subsidiaries, FS SunTours, Inc., which sells leisure and vacation travel packages under the SunTrips(R) brand, Farequest Holdings, Inc., which is a leading online and offline provider of a full range of travel services operating under the name 1-800-CHEAPSEATS; and OneTravel, Inc., which is a provider of online and offline discount travel products and services.

FS SunTours

         FS SunTours, doing business as SunTrips, is based in San Jose, California and sells fully inclusive charter vacation packages (air, hotel, food, activities) to various destinations in Mexico, Costa Rica, Hawaii and the Azores. All tours depart from either Oakland, California or Denver, Colorado. The SunTrips brand and business has been operating in the Northern California market for in excess of 25 years. Unlike the Farequest (1800cheapseats) and OneTravel businesses, which are both pure resellers of travel products, SunTrips operates charters. SunTrips currently is responsible for one Boeing 757 (214 seats) which flies out of Oakland and portions of certain airplanes operated by Frontier Airlines and Air Mexicana both out of Oakland. In June, SunTrips will add another airplane out of Oakland, for the summer months only, to provide additional capacity during the busy summer months. SunTrips sells its tour packages through independent travel agents, direct to consumer through its call centers, and through its online booking engines at www.suntrips.com and through www.1800cheapseats.com.

Farquest

         Farequest distributes inventory from travel suppliers to consumers, corporations, and travel agents via consumer on-line travel websites and toll-free phone numbers supported by: technologically advanced call center facilities; experienced, professional travel agents; and multiple websites with booking engines accessible by travel agents. Farequest also distributes inventory through partnerships with other consumer portals providing both on-line and call center fulfillment services. Its primary retail website is www.1800cheapseats.com, which also offers offline sales and customer support through a call center at 1-800-cheapseats.

         Farequest contracts with airlines to supply volume (i.e. fill blocks of seats) in exchange for access to special rate inventory called net fares or bulk fares. These classes of inventory, known as consolidator inventory, often offer significant cost savings in comparison to the published or retail fare. Currently, Farequest has such contracts for domestic and/or international traffic with approximately 24 airlines.

         In addition to consolidator contracts, Farequest participates in other airline contracts to generate revenues. These include contracts with certain carriers that pay commission on published fare sales, certificate programs which give the company access to discounts on certain published fares, and fare matching programs whereby an airline may agree to match selected published fares.

         Farequest charges a service fee for completing travel reservations or making changes to existing reservations.

         The airline contracts held by Farequest provide flexibility in its pricing strategy depending upon whether a sale is a published fare or a consolidator net fare. The consolidator inventory is marketed on a merchant model basis, which allows the company to mark-up the inventory in conditions where the disparity between the published fares and comparable net and bulk fares is significant.

         Farequest uses the WorldSpan or Sabre Global Distribution System (GDS) to process most of its transactions.

         The company also earns commissions on the sale of certain travel products such as hotels, tours, cruises, car rentals, and travel insurance.

         Farequest provides full-service customer support and ticketing. Most airline tickets issued today are delivered as paperless e-tickets. Reservations, which require paper tickets, such as international reservations, are processed and delivered to the customer for an additional service fee.

         Although it is a small percentage of the total bookings of Farequest (less than 5%), 1800cheapseats offers corporate travel management services. This is a personal customer service offered to business travelers with high-volume companies.

         Farequest's executive offices are located at 1150 Hammond Drive, Suite C3200, Atlanta, Georgia 30328. A satellite office in Los Angeles, California is utilized to service the corporate accounts and provide certain ticketing services. The Company also operates a call center in Las Vegas, Nevada. The lease for the 100 seat, 6,100 square-foot call center in Las Vegas runs through November 2007.

         The Company owns or leases several toll-free numbers including 1-800-CHEAPSEATS. These numbers generate sales calls with little, if any, marketing.

         The primary web address for the consumer website is www.1800cheapseats.com. The Company also owns www.1800cheapseats.net and other URL's that are travel related and direct traffic to Farequest's booking engine. Traffic is driven to the websites via the email marketing campaigns and other forms of online advertising.

OneTravel

         OneTravel was acquired by us on April 15, 2005. OneTravel is a leading provider of online and offline discount travel products and services. OneTravel offers customers the ability to search for and book a full range of travel products, including air, hotel, car, vacation packages, condo rentals, and cruises. In addition, OneTravel's dynamic packaging booking engine technology allows customers to customize their own vacations by combining air and hotel options.

Owned Brands

         OneTravel's family of owned brands includes www.onetravel.com, www.cheapseats.com, www.11thhour.com, and www.discounthotels.com. OneTravel also owns over 260 other travel related URLs that direct traffic to its online distribution channels. Through OneTravel's owned brands, customers have access to a full suite of travel products.

Third Party Partners

         OneTravel generates a significant amount of its gross bookings from third party partners by providing travel services on a private label basis. OneTravel provides full service, turnkey travel solutions to over 300 third party partners, including several leading US consumer brands. In addition, OneTravel provides search and booking technology for websites. Beyond its third party partners, OneTravel's affiliate business consists of over 1,900 partners through a network of affiliate marketing companies.

Net Rate Inventory

         OneTravel has developed a wide range of net rate air and hotel agreements. Currently, OneTravel maintains net rate relationships with approximately 60 airlines globally and offers direct access to net rate inventory with over 3,000 properties and net rate priced inventory for an additional 2,300 hotels through other relationships. Through it's net rate agreements, OneTravel controls the markup on its travel products and provides its customers with attractive travel products and desirable pricing.

         Unlike many of its domestic competitors, OneTravel demonstrates unique strength in international travel, which represents a significant portion of OneTravel's air ticket sales. OneTravel's focus on international air sales allows it to benefit from the attractive margins and higher fares on international routes. OneTravel's historical partnership with Amadeus (GDS) bolsters OneTravel's access to competitive international fares.

Call Center Services

         OneTravel maintains an inbound call center to service the travel booking and customer service needs of its customers and those of its third party partners. Using scripts designed to close transactions and maximize efficiency, OneTravel has achieved call center conversion rates that management believes exceed the industry average of 5% to 10%.

Technology

         OneTravel differentiates itself through its leading travel search and booking technology. OneTravel's dynamic packaging system allows consumers to select air and hotel to produce custom packages with a single price.

         OneTravel has invested significant resources in the development of travel related technology to offer customers a more robust and dynamic suite of products. OneTravel currently maintains a technology staff utilizing developers in the United States and India. Through its development team, OneTravel has undertaken several initiatives to improve its system architecture and booking interfaces. In March 2004, OneTravel launched its redesigned hotel booking interface, built on Microsoft's .NET platform, to provide its customers with search and sorting capabilities that generate relevant and targeted search results. OneTravel also developed a market leading cruise search and booking solution known as Cruise Wiz. This software enables customers to perform targeted searches and comparisons utilizing an array of detailed cruise options. OneTravel is marketing this technology to independent travel agents as an alternative to GDS cruise booking interfaces.

Recent Developments and Terms of Transactions

Reverse Stock Split

         On July 7, 2005, we effected a one-for-ten reverse stock split of our common stock.

Name Change

         On June 8, 2005, we changed our company name from RCG Companies Incorporated to OneTravel Holdings, Inc.

Sale of Logisoft

         On April 27, 2005, we sold substantially all of the assets of our wholly-owned subsidiaries Logisoft Corp. and eStorefronts.net Corp. to RMK Holdings, LLC, in consideration for which we were paid $699,000, subject to a post-closing adjustment, and the buyer assumed $2,083,000 in liabilities. In connection with this sale, we executed a Guaranty and Indemnification Agreement pursuant to which we guaranteed the payment and performance obligations of our subsidiaries under the Asset Purchase Agreement, and a Noncompetition Agreement pursuant to which we agreed not to compete with the buyer in a limited number of states for a period of 5 years in the business of reselling computer software and hardware, sales, design, hosting and maintenance of internet and intranet websites, information technology consulting and ecommerce software development and consulting.

Acquisition of OneTravel

         On April 15, 2005 we completed the acquisition by merger of 100% of the capital stock of OneTravel. The terms of the acquisition provide for a total purchase price of $25.5 million, $13 million of which was paid in cash, plus the estimated working capital adjustment of $827,488, and the remaining $12.5 million was paid by the issuance of six-month, interest-free, convertible promissory notes to certain of the sellers. The notes are convertible into our common stock at the option of the note-holder. Our obligation to issue shares of common stock upon conversion is subject in all respects to the rules or regulations of the American Stock Exchange and stockholder approval. The conversion price per share of our common stock will initially equal $0.6875. This conversion price will be adjusted to equal 125% of the market price of our common stock in the event that our contemplated one for ten reverse stock split is approved by stockholders, and the average market value of our common stock is lower that the split adjusted conversion price for the twenty trading days immediately following the effectuation of the reverse stock split. We have the right to extend the maturity of the convertible note by up to five months upon payment of an extension fee to the note-holders of an aggregate of $125,000 per each one month extension.

April Private Placement

         On April 14, 2005, we entered into and closed a private placement of our series C preferred stock with institutional investors totaling $31,110,165, and associated warrants. Total proceeds to us after offering expenses were approximately $27,128,946.

         The convertible preferred stock does not bear a stated annual dividend, subject to approval by our stockholders and the American Stock Exchange, is convertible into shares of our common stock at $0.55 per share, and if not converted will be mandatorily redeemable one year from issuance. Investors also received warrants to purchase an aggregate of 26,019,401 shares of our common stock at an initial exercise price of $0.55 per share, exercisable, subject to stockholder approval, until the date that is 5 years after the issuance date. We also agreed with the investors to recommend a one for ten reverse stock split be approved by our stockholders, and in the event such split is effected the conversion price of the convertible preferred stock will be adjusted to the market value of the stock if lower than the split adjusted conversion price.

         In connection with this placement, we also obtained the waiver and agreement of holders of certain of our outstanding warrants and series A preferred stock. We and the holders of our warrants and series A preferred stock issued under the Securities Purchase Agreements each dated October 2003, September 13, 2004 and February 8, 2005 agreed, subject to approval of our stockholders as may be required by the rules of the American Stock Exchange, to permanently reset the exercise price of the warrants and the series A preferred stock as follows: (i) the warrants issued under the October 2003 and February 8, 2005 Securities Purchase Agreements are permanently reset to $0.55, and are not subject to further anti-dilution adjustments; (ii) the warrants issued under the September 13, 2004 Securities Purchase Agreement are permanently reset to $1.00, and are not subject to further anti-dilution adjustments; and (iii) the conversion price of the series A preferred stock is permanently reset to $0.55, except that it will be reset to the same conversion price as our series C preferred Stock if the series C conversion price is reset following the one for ten reverse stock split, but is not otherwise subject to further ant-dilution protection.

         In conjunction with the placement, we redeemed all of our outstanding convertible debentures issued in February 2005 for aggregate consideration of $8,765,570, and our $1,098,500 note issued in January 2005.

February Private Placement

         On February 8, 2005, we closed a private placement offering pursuant to which we issued an aggregate of $7,968,700 worth of two-year senior secured convertible debentures. These debentures are original issue discounted notes, discounted to $6,294,391, and are due February 8, 2007 if not converted, subject to stockholder approval and the rules of the American Stock Exchange. The initial conversion price of these debentures is $1.30 per share. We have the right to redeem these debentures for cash any time after the issuance date at 130% of the principal amount. The purchasers were granted a senior security interest in our assets, subject to exceptions for certain existing indebtedness.

         We also issued a total of 10,177,139 warrants exercisable for our common stock to these purchasers and approximately 400,000 warrants to placement agents in connection with this private placement. 50% of the warrants are exercisable at $1.55 per share and the remaining 50% of the warrants are exercisable at $1.87 per share. The shares underlying the warrants are not issuable until 180 days after February 8, 2005.

Acquisition of Farequest

         On February 1, 2005, we closed a transaction through which our wholly owned subsidiary WTI Acquisition, Inc. merged with and into Farequest Holdings, Inc. Pursuant to the terms of the Agreement and Plan of Merger dated November 30, 2004, as amended, the former Farequest stockholders will receive (i) 4,779,196 shares of our common stock, (ii) 1,527,389 shares of our series B 6% redeemable participating preferred stock, and (iii) a promissory note payable within one year of the effective time of the merger, at our option, in either
(a) an amount in cash equal to lesser of (x) $6,037,872 or (y) 19% of the value of the total maximum consideration payable, or (b) 3,018,936 shares of our common stock. The promissory note bears interest at 4% per year payable at maturity at our option in either cash or shares of our common stock valued at the greater of $2.00 per share or the market value of our common stock at the maturity date.

         As an anti-dilution mechanism, if and when holders of our series A preferred stock convert these shares into shares of our common stock, the former Farequest stockholders shall be entitled to receive up to 185,821 additional shares of our series B preferred stock (if the series B preferred stock has not yet been converted), or 1,858,212 additional shares of our common stock (if the series B preferred stock has been converted), pursuant to a formula designed to prevent the dilution of the former Farequest stockholders' equity interest in us.

         The series B preferred stock has a stated value of $8.18 per share and shall be automatically converted on a 1 for 10 basis into shares of our common stock at such time as (i) our stockholders have approved the issuance of greater than 19.9% of our issued and outstanding stock in the merger transaction, (ii) there is an effective registration statement covering the resale of the conversion shares, (iii) the conversion shares are listed on our primary trading market, (iv) all dividends owed have or will be paid at conversion, and (v) certain triggering events have not occurred. Dividends are payable on the series B preferred stock at the rate of 6% per annum, provided, however, that in the event of conversion within 270 days of issuance no dividends shall be due or payable. Dividend payments may be made at the our option either in cash or in additional shares of series B preferred stock. Upon the occurrence of certain fundamental transactions or change in control events, the holders of the series B preferred stock shall have the right to require us to redeem the outstanding shares of series B preferred stock.

         At the effective time of the merger, our board of directors was expanded to eight (8) members. William A. Goldstein, a director and executive officer of Farequest, was appointed the Chairman of the Board of Directors, and Ronald Attkisson, was appointed as a director. For a period of three years, our board of directors will nominate and recommend for election by the stockholders Mr. Goldstein as Chairman of the Board, and, provided that Mr. Goldstein shall have continued to own at least 10% of our outstanding common stock, two additional directors named by Mr. Goldstein. Such nominees shall be independent directors and shall be reasonably acceptable to the then existing board of directors. Mr. Goldstein has agreed to vote his shares of our common stock (i) during such three year period for Michael Pruitt as a member of our board of directors, provided that Mr. Pruitt holds at least 750,000 shares of our common stock at the time of the nomination, and (ii) for the remaining nominees nominated by our board for a one- year term beginning with the effective time.

January Private Placement

         On January 25, 2005, we closed a private placement with 5 investors, including our Chief Executive Officer/President and a director, pursuant to which we issued secured promissory notes in the total principal amount of $1,098,500, with interest accruing at the 7.0% per year, payable in one lump sum of principal and interest on the date that is six (6) months after issuance, secured by 100% of the issued and outstanding common stock of FS SunTours, and warrants to purchase 549,250 shares of our common stock at an exercise price of $1.25 per share, exercisable until the date that is 3 years after the closing date.

Sale of Vacation Express

         During the fourth quarter of 2004, we completed a transaction in which our wholly owned subsidiary FS Tours, Inc. sold substantially all of its assets in consideration for which the purchaser assumed approximately $8,000,000 in liabilities, consisting principally of trade payables and certain other liabilities and obligations arising under contracts and other agreed matters. Under the terms of the transaction, we agreed to guaranty the payment and performance obligations of FS Tours.

                                 USE OF PROCEEDS

         All of the shares of our common stock offered hereby are being sold by the selling stockholders. We will not receive any of the proceeds from the sale of the shares. However, this prospectus includes shares of common stock underlying common stock purchase warrants. If any of the common stock purchase warrants are exercised for cash by the holder we would receive the gross proceeds from payment of the exercise price. We intend to use these proceeds for working capital.

                           DESCRIPTION OF COMMON STOCK


         We are authorized to issue 50,000,000 shares of common stock, par value $.04. As of August 2, 2005, 2,921,911 shares are issued and outstanding. The outstanding shares of common stock are fully paid and non-assessable. The holders of our common stock are entitled to one vote per share for the election of directors and with respect to all other matters submitted to a vote of shareholders. Shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of such shares voting for the election of directors can elect 100% of the directors if they choose to do so and, in such event, the holders of the remaining shares so voting will not be able to elect any directors.


         Upon any liquidation, dissolution or winding-up, our assets, after the payment of our debts and liabilities and any liquidation preferences of, and unpaid dividends on, any class of preferred stock then outstanding, will be distributed pro-rata to the holders of our common stock. The holders of our common stock do not have preemptive or conversion rights to subscribe for any of our securities and have no right to require us to redeem or purchase their shares. The holders of our common stock are entitled to share equally in dividends if, as and when declared by our board of directors, out of funds legally available therefore, subject to the priorities accorded any class of preferred stock, which may be issued. A consolidation or merger, or a sale, transfer or lease of all or substantially all of our assets, which does not involve distribution by us of cash or other property to the holders of our common stock, will not be a liquidation, dissolution or winding up of our company.

                              SELLING STOCKHOLDERS

         The table below identifies each selling stockholder and sets forth information, to the best of our knowledge, regarding each selling stockholders' beneficial ownership of shares of our Common Stock. This information is based upon information provided by each respective selling stockholder and public documents filed with the SEC.

         The shares offered by this prospectus may be offered for sale from time to time by the selling stockholders. Because the selling stockholders may offer all, some or none of the shares pursuant to this prospectus, and because there are currently no agreements, arrangements or understandings with respect to the sale of any shares of our common stock, no estimate can be given as to the number of shares of common stock that will be held by the selling stockholders after the completion of this offering, unless it is assumed that all the shares of common stock offered pursuant to this prospectus are sold.

         The term selling stockholder also includes any transferees, pledgees, donees, or other successors in interest to any of the selling stockholders named in the table below. The information concerning the selling stockholders may change from time to time and will be set forth in supplements to this prospectus if required. The selling stockholders are not making any representation that any shares covered by the prospectus will be offered for sale. The selling stockholders may from time to time offer and sell pursuant to this prospectus any or all of the shares of common stock being registered.

         The following table sets forth the following information as of the date of this prospectus with respect to each selling stockholder:

         o        The name of the selling stockholder;

         o The number of shares of our common stock beneficially owned by the selling stockholder prior to any sales pursuant to this prospectus, and shares of common stock underlying warrants or options held by selling stockholders that are exercisable within sixty (60) days of the date of this prospectus, rounded up to the nearest whole share;

         o The number of shares of our common stock that the selling stockholder may offer and sell pursuant to this prospectus, assuming requisite stockholder approval of issuance is obtained, rounded up to the nearest whole share; and


         o The percentage of outstanding shares of our common stock that will be beneficially owned by the selling stockholder following the offering, based upon 2,921,911 shares of our common stock outstanding as of July 13, 2005, assuming the sale of all the Shares offered by the selling stockholders pursuant to this Prospectus and no other Shares.


         The selling stockholders may offer to sell and sell all, some portion or none of the shares of common stock covered by this prospectus, and to our knowledge there are currently no agreements, arrangements or understanding with respect to the sale of any of the shares of common stock that may be held by the selling stockholders after completion of this offering.

         Except as otherwise indicated, to our knowledge, the selling stockholders have sole voting and investment power with respect to all shares of common stock beneficially owned by them, or with respect to the shares underlying options or warrants, will have sole voting and investment power at the time such shares are sold. The number and percentage of shares of common stock beneficially owned is determined in accordance with Rule 13d-3 of the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose. The inclusion of any shares of common stock in the following table does not constitute an admission of beneficial ownership for the selling stockholders.

         The registration statement of which this prospectus is a part also shall cover any additional shares of common stock that become issuable in connection with the shares of common stock registered for sale hereby by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that results in an increase in the number of our outstanding shares of common stock.


                                                             NUMBER OF SHARES THAT
                                          NUMBER OF SHARES          MAY BE OFFERED      NUMBER OF SHARES  PERCENTAGE OF SHARES
                                        BENEFICIALLY OWNED        PURSUANT TO THIS    BENEFICIALLY OWNED    BENEFICIALLY OWNED
SELLING STOCKHOLDERS                       BEFORE OFFERING              PROSPECTUS        AFTER OFFERING        AFTER OFFERING
-------------------------------------------------------------------------------------------------------------------------------
Alpha Capital AG(1)                                 80,842                 105,094                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
Bristol Investment Fund, Ltd.(2)                   339,740                 262,739                77,000                     *
-------------------------------------------------------------------------------------------------------------------------------
Crescent International Ltd.(3)                     190,092                 166,028                23,019                     *
-------------------------------------------------------------------------------------------------------------------------------
Palisades Master Fund, L.P.(4)                     383,141                 498,083                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
Perfect Timing, LLC(5)                              16,168                  21,018                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
Andrew S. Reckles(6)                                16,168                  21,018                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
Portside Growth and
   Opportunity Fund(7)                             127,714                 166,028                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
JGB Capital L.P.(8)                                 63,857                  83,014                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
HPC Capital Management(9)                           39,843                  39,843                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
Terra Networks Asociadas, S.L.(10)                       0               1,004,115                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
Amadeus Americas, Inc.(11)                               0                 722,066                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
Libra Securities, LLC(12)                                0                  46,229                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
Avanti Management, Inc.(13)                              0                  45,771                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
Third Point Partners L.P.(14)                            0                 387,604                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
Third Point Offshore Fund, Ltd.(15)                      0               1,745,114                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
Third Point Partners Qualified L.P.(16)                  0                 122,990                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
Third Point Ultra Fund, Ltd.(17)                         0                 289,744                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
Special Situations Fund III, L.P.(18)                    0                 814,545                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
Special Situations Cayman Fund, L.P.(19)                 0                 203,635                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
Special Situations Private
  Equity Fund, L.P.(20)                                  0                 763,635                     0                     *
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
Brookbend & Co.(21)                                      0               1,603,635                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
SF Capital Partners Ltd.(22)                             0                 763,635                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
Lagunitas Partners LP(23)                           27,660                 272,363                27,660                     *
-------------------------------------------------------------------------------------------------------------------------------
Gruber & McBaine International(24)                  27,660                  63,635                27,660                     *
-------------------------------------------------------------------------------------------------------------------------------
Jon D. Gruber & Linda W. Gruber Trust
  dated July 4, 2004(25)                            26,260                  58,545                26,260                     *
-------------------------------------------------------------------------------------------------------------------------------
J. Patterson McBaine(26)                            22,300                  25,453                22,300                     *
-------------------------------------------------------------------------------------------------------------------------------
Potomac Capital Partners, LP(27)                         0                 114,555                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
Potomac Capital International Ltd.(28)                   0                  71,272                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
Pleiades Investment Partners-R, LP(29)                   0                  68,727                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
Haystack Capital LP(30)                             82,560                 127,272                82,560                     *
-------------------------------------------------------------------------------------------------------------------------------
Ivy MA Holdings(31)                                 82,560                  50,908                82,560                     *
-------------------------------------------------------------------------------------------------------------------------------
BTG Investments, LLC(32)                                 0                 178,181                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
Meadowbrook Opportunity Fund LLC(33)                     0                  76,363                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
Nite Capital, L.P.(34)                                   0                  63,635                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
BPC Group LLC(35)                                        0                  50,908                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
Cooper Family Trust dtd 08/01/04(36)                     0                  25,900                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
Roth Capital Partners, LLC(37)                           0                 226,255                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
Bryant Park Capital, Inc.(38)                            0                 113,127                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
Brian Corbman(39)                                    5,000                   5,000                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
RBC Dain Rollover C/F Stuart
Johnson Yarbrough(40)                                  171                     955                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
RBC Dain IRA C/F John R. Velky(41)                     598                   3,347                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
RBC Dain IRA C/F John Williams
Thurmond, III(42)                                      171                     955                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
RBC Dain IRA C/F Thomas D. Thompson(43)                342                   1,913                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
RBC Dain IRA C/F Caroline T. Richardson(44)          1,710                   9,570                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
RBC Dain IRA C/F Louis Mulherin, Jr(45)              2,565                  14,353                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
RBC Dain SEP C/F Lawrence E.
Mobley III(46)                                         171                     955                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
RBC Dain IRA C/F(47)                                 1,710                   9,570                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
RBC Dain IRA C/F Phillip R.
Mason(48)                                              769                   4,305                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
RBC Dain IRA C/F Nancy Locklear(49)                    855                   4,784                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
RBC Dain IRA C/F Gary Lisle(50)                        256                   1,433                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
RBC Dain IRA C/F Tom Leonard(51)                       855                   4,784                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
RBC Dain IRA C/F Barry S.
Bryant(52)                                             940                   5,261                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
RBC Dain Roth IRA C/F Jackie
Brooks(53)                                             855                   4,784                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
RBC Dain IRA C/F Horace G.
Blalock(54)                                          1,881                  10,526                     0                     *
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
RBC Dain Roth IRA C/F Sonan L.
Ashley(55)                                             684                   3,827                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
RBC Dain IRA C/F Kerry Armbruster(56)                  342                   1,913                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
RBC Dain IRA C/F Ozcan Ardan(57)                       171                     955                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
RBC Dain IRA C/F Mark D. Anderson(58)                  385                     477                   300                     *
-------------------------------------------------------------------------------------------------------------------------------
RBC Dain IRA C/F Henry Alperin(59)                   1,990                   9,570                   280                     *
-------------------------------------------------------------------------------------------------------------------------------
RBC Dain Roth IRA C/F Donnie W.
Guy(60)                                                513                   2,869                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
RBC Dain IRA C/F Dorth G. Falls(61)                    188                   1,051                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
RBC Dain IRA C/F Robert Edmond(62)                     427                   2,391                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
RBC Dain IRA C/F William A. Dunn(63)                 2,565                  14,353                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
RBC Dain SEP C/F Barry Dunn(64)                      2,052                  11,483                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
RBC Dain IRA C/F Charles W. Daniel(65)                 813                   2,869                   300                     *
-------------------------------------------------------------------------------------------------------------------------------
Barry S. Bryant(66)                                    256                   1,433                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
RBC Dain IRA C/F Cynthia S. Abshire(67)                307                   1,720                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
Robert Abshire(68)                                     171                     955                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
RBC Dain Roth IRA C/F Burgess M.
Allen, Jr. (69)                                        513                   2,869                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
Henry Alperin(70)                                    1,135                   4,784                   280                     *
-------------------------------------------------------------------------------------------------------------------------------
Wendel B. Ardrey(71)                                   427                   2,391                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
RBC Dain IRA C/F Tonya C. Armstrong(72)                153                     859                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
Sonan L. Ashley(73)                                  2,992                  16,746                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
Augusta Cardiology Clinic PSP FBO
Brian K. Phelan(74)                                    513                   2,869                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
W Bryan Baughman and Laura A Baughman(75)              256                   1,433                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
Matthew  K. Beckstead Revocable
Trust(76)                                            1,453                   8,133                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
RBC Dain IRA C/F Rod K. Beckstead(77)                  342                   1,913                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
Rod K. Beckstead(78)                                   427                   2,391                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
Valerie Biskey(79)                                   1,282                   7,176                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
Horace G. Blalock(80)                                  427                   2,391                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
A Boardman Co LLC John Dickey
Boardman Jr(81)                                        256                   1,433                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
J Dickey Boardman Jr(82)                                68                     381                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
Robert L. Bower(83)                                    376                   2,104                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
RBC Dain IRA C/F Barbara Sue
Bramlett(84)                                           307                   1,720                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
Bryan Coats(85)                                        342                   1,913                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
Edward A. Corley(86)                                 1,710                   9,570                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
William D. Corley(87)                                  598                   3,347                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
Charles W. Daniel(88)                                1,155                   4,784                   300                     *
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
J. Martin Echols(89)                                 2,565                  14,353                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
Robert Edmond(90)                                      684                   3,827                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
RBC Dain Roth IRA C/F Verda
Elrod(91)                                               51                     285                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
RBC Dain IRA C/F Robert J.
Ferrara(92)                                            342                   1,913                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
RBC Dain Roth IRA C/F Patsy
Fisher(93)                                             119                     668                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
Patsy Fisher(94)                                        85                     477                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
RBC Dain IRA C/F Michelle M.
Fogarty(95)                                             42                     237                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
Donnie W. Guy(96)                                      513                   2,869                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
Franklin D. Hart, Jr.(97)                            1,368                   7,655                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
RBC Dain IRA C/F Robert
Heishman(98)                                           940                   5,261                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
Judith D. Hollington(99)                               102                     571                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
Larry N. Hollington(100)                               342                   1,913                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
RBC Dain IRA C/F A. Louis Hook,
Jr.(101)                                               342                   1,913                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
RBC Dain IRA C/F Faye S.
Jennings(102)                                          256                   1,433                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
J.P. Jones Sole Proprietor 401K
Plan(103)                                              812                   1,243                   590                     *
-------------------------------------------------------------------------------------------------------------------------------
Richard L. Keller(104)                                 102                     571                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
James R Kelley(105)                                    855                   4,784                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
RBC Dain IRA C/F Nancy Kines(106)                      598                   3,347                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
RBC Dain IRA C/F James Lewis(107)                    1,710                   9,570                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
Dianne Lollis(108)                                     239                   1,339                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
Michael K. Matthews(109)                               171                     955                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
RBC Dain IRA C/F Joseph May(110)                       171                     955                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
Alice McCoy(111)                                        85                     477                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
RBC Dain IRA C/F J. Lavern
McCullough(112)                                        256                   1,433                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
RBC Dain IRA C/F Cynthia Lee
McDonald(113)                                        1,710                   9,570                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
M. Dixon McKay(114)                                  1,710                   9,570                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
Julian I. Murphey(115)                                 393                   2,199                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
RBC Dain IRA C/F Kay Peters(116)                       171                     955                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
RBC Dain IRA C/F William
Peters(117)                                            171                     955                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
Jana S. Pine(118)                                      547                   3,061                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
RBC Dain IRA C/F Ted A. Poore(119)                      85                     477                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
RBC Dain Roth IRA C/F Kyle W.
Pulliam(120)                                           136                     764                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
RBC Dain IRA C/F Kenneth
Remington(121)                                         855                   4,784                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
Caroline T. Richardson(122)                            855                   4,784                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
Furman Terry Richardson(123)                           171                     955                     0                     *
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
RBC Dain IRA C/F Kenneth
Simpson(124)                                           855                   4,784                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
Kimberly S. Sligh(125)                                 684                   3,827                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
RBC Dain IRA C/F William S.
Smith(126)                                             427                   2,391                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
RBC Dain IRA C/F Phoebe Tuten(127)                      85                     477                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
RBC Dain IRA C/F Hilton E. Vaughn,
Sr.(128)                                               342                   1,913                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
John R. Velky(129)                                     598                   3,347                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
RBC Dain IRA C/F Geraldine
Videtto(130)                                           513                   2,869                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
RBC Dain IRA C/F Jimmy Wilcher(131)                    598                   3,347                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
Regina Wilcher(132)                                     68                     381                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
Laurie Wiley(133)                                    1,282                   7,176                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
RBC Dain IRA C/F Jack T.
Williams(134)                                        1,453                   8,133                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
RBC Dain Roth IRA C/F George M.
Willson(135)                                           111                     621                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
RBC Dain Roth IRA C/F Ken
Wilson(136)                                            855                   4,784                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
RBC Dain Roth IRA C/F I. Camille
Woodruff(137)                                          342                   1,913                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
Gary Lisle(138)                                        171                     955                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
Christopher W. Harman(139)                             342                   1,913                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
Trinity/Grant Inc.(140)                                855                   4,784                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
RBC Dain Rauscher FBO Kenneth S.
Hudson(141)                                            342                   1,913                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
RBC Dain Rauscher FBO George P.
Swift VI(142)                                          136                     764                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
RBC Dain Rauscher FBO Ronald
Hooten(143)                                            393                   2,199                     0                     *
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
Jason P. Crawford(144)                                  34                     190                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
Charles F. and Cynthia B.
Eichelberger(145)                                      427                   2,391                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
Kimberly A. Martin(146)                                461                   2,582                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
George Parker Swift, VI and Paige
Martin Swift(147)                                      171                     955                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
Ruth I. Surles(148)                                    171                     955                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
RBC  Dain Rauscher FBO John D.
McLemore(149)                                          342                   1,913                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
RBC Dain Rauscher FBO Don
McLemore(150)                                          171                     955                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
RBC Dain Rauscher FBO Lynne
McLemore(151)                                          171                     955                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
Eugenia R. Harris(152)                                 171                     955                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
Edward Davis(153)                                      256                   1,433                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
RBC Dain Rauscher FBO: Thomas J.
McDonald(154)                                          598                   3,347                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
RBC Dain Rauscher FBO: G. Michael
Helton(155)                                            222                   1,243                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
RBC Dain Rauscher FBO: Ronald G.
Garney(156)                                            271                     955                   100                     *
-------------------------------------------------------------------------------------------------------------------------------
Jouko Rissanen(157)                                 52,854                 102,272                34,580                     *
-------------------------------------------------------------------------------------------------------------------------------
Theo Ratliff(158)                                   18,274                 102,272                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
Robert Rissanen(159)                                16,984                 113,042                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
Eric Snow(160)                                       4,873                  27,272                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
Marc Bercoon(161)                                    8,549                  47,845                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
David Terrell(162)                                   4,061                  22,727                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
Brad Jamison(163)                                    4,061                  22,727                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
EBCO, LLC(164)                                       3,590                  20,104                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
Cedar Equities(165)                                  1,709                   9,566                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
Tommy Duncan(166)                                   20,518                 114,831                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
Burlingame Equity Investors LP(167)                 24,491                  46,091                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
Heartwood Capital LP(168)                            8,434                  15,634                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
Lawrence Romine(169)                                 8,434                  15,634                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
Douglas Moore IRA(170)                               8,434                  15,634                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
Jeremy Andrus(171)                                   6,573                  11,523                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
Michael Lee(172)                                     4,082                   7,682                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
Tom Hodapp(173)                                      4,082                   7,682                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
Brent Andrus(174)                                    4,082                   7,682                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
Pipeline Ventures LLC(175)                           4,082                   7,682                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
Douglas & Laurie Moore Family
Trust(176)                                           2,041                   3,841                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
John Hunt(177)                                       2,041                   3,841                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
Christensen 1996 Family Trust(178)                   2,041                   3,841                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
Robert Molke(179)                                    2,041                   3,841                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
Brooke Capital(180)                                  2,041                   3,841                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
JLF Partners I, LP(181)                             12,933                  20,900                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
JLF Partners II, LP(182)                            12,933                   1,700                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
JLF Offshore Fund, LTD.(183)                        12,933                  34,100                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
Guggenheim Portfolio Company
XXVII, LLC(184)                                     12,933                   8,300                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
William A. Goldstein(185)                          140,052                 783,797                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
Marc Bercoon and Ron Attkisson as
Escrow Agent for the RCG/Farequest
Option and Warrant Pool pursuant
to the Escrow Agreement dated
February 1, 2005(186)                               87,448                 489,400                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
Adorno & Yoss, LLP as Escrow Agent
for the RCG/Farequest Indemnity
Escrow pursuant to the Escrow
Agreement dated February 1,
2005(187)                                           47,792                 200,530                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
Melinda Morris Zanoni(188)                          28,571                  28,571                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
Tammer Fahmy(189)                                    5,000                   5,000                     0                     *
-------------------------------------------------------------------------------------------------------------------------------

----------------

* Indicates less than 1% beneficial ownership of the outstanding shares of Common Stock.

(1) Konrad Ackerman and Rainer Posch have investment and voting control over these securities. Messrs. Ackerman and Posch disclaim beneficial ownership of such securities. Number of shares beneficially owned includes 80,842 shares issuable upon exercise of common stock purchase warrants. Number of shares that may be offered pursuant to this prospectus includes 80,842 shares issuable upon exercise of common stock purchase warrants and 24,252 additional shares are being registered in order to register 130% of the total registrable securities as required by the Registration Rights Agreement.

(2) Paul Kessler is manager of Bristol Capital Advisors, LLC, the investment advisor to Bristol Investment Fund, Ltd. and a director of Bristol Investment Fund, Ltd., and as such has investment and voting control over these securities. Mr. Kessler disclaims beneficial ownership of the securities. Number of shares beneficially owned includes 259,952 shares issuable upon exercise of common stock purchase warrants and additional investment rights to purchase 79,787 shares. Number of shares that may be offered pursuant to this prospectus includes 202,107 shares issuable upon exercise of common stock purchase warrants and 60,632 additional shares are being registesred in order to register 130% of the total registrable securities as required by the Registration Rights Agreement.

(3) Mel Craw and Maxi Brezzi, in their capacity as managers of GreenLight (Switzerland) SA, the investment advisor to Crescent International Ltd., have voting and investment control over these securities. Messrs. Craw and Brezzi disclaim beneficial ownership of such securities. Number of shares beneficially owned includes 8,885 shares of common stock, 126,662 shares issuable upon exercise of common stock purchase warrants and 54,545 shares issuable upon conversion of series A preferred stock. Number of shares that may be offered pursuant to this prospectus includes 127,714 shares issuable upon exercise of common stock purchase warrants and 38,314 additional shares are being registered in order to register 130% of the total registrable securities as required by the Registration Rights Agreement.

(4) Murray Todd has investment and voting control over these securities. Mr. Todd disclaims beneficial ownership of such securities. Number of shares beneficially owned includes 383,141 shares issuable upon exercise of common stock purchase warrants. Number of shares that may be offered pursuant to this prospectus includes 383,141 shares issuable upon exercise of common stock purchase warrants and 114,942 additional shares are being registered in order to register 130% of the total registrable securities as required by the Registration Rights Agreement.

(5) Lisa Mannion has investment and voting control over these securities. Ms. Mannion disclaims beneficial ownership of such securities. Number of shares beneficially owned includes 16,168 shares issuable upon exercise of common stock purchase warrants. Number of shares that may be offered pursuant to this prospectus includes 16,168 shares issuable upon exercise of common stock purchase warrants and 4,850 additional shares are being registered in order to register 130% of the total registrable securities as required by the Registration Rights Agreement.

(6) Number of shares beneficially owned includes 16,168 shares issuable upon exercise of common stock purchase warrants. Number of shares that may be offered pursuant to this prospectus includes 16,168 shares issuable upon exercise of common stock purchase warrants and 4,850 additional shares are being registered in order to register 130% of the total registrable securities as required by the Registration Rights Agreement

(7) Ramius Capital Group, LLC ("Ramius Capital") is the investment adviser of Portside Growth and Opportunity Fund ("Portside") and consequently has voting control and investment discretion over these securities. Ramius Capital disclaims beneficial ownership of the shares held by Portside. Peter A. Cohen, Morgan B. Stark, Thomas W. Strauss and Jeffrey M. Solomon are the sole managing members of C4S & Co., LLC, the sole managing member of Ramius Capital. As a result, Messrs. Cohen, Stark, Strauss and Solomon may be considered beneficial owners of any shares deemed to be beneficially owned by Ramius Capital. Messrs. Cohen, Stark, Strauss and Solomon disclaim beneficial ownership of these shares. Number of shares beneficially owned includes 127,714 shares issuable upon exercise of common stock purchase warrants. Number of shares that may be offered pursuant to this prospectus includes 127,714 shares issuable upon exercise of common stock purchase warrants and 38,314 additional shares are being registered in order to register 130% of the total registrable securities as required by the Registration Rights Agreement.

(8) Brett F. Cohen has investment and voting control over these securities. Mr. Cohen disclaims beneficial ownership of such securities. Number of shares beneficially owned includes 63,857 shares issuable upon exercise of common stock purchase warrants. Number of shares that may be offered pursuant to this prospectus includes 63,857 shares issuable upon exercise of common stock purchase warrants and 19,157 additional shares are being registered in order to register 130% of the total registrable securities as required by the Registration Rights Agreement.

(9) Vince Sbarra has investment and voting control over these securities. Mr. Sbarra disclaims beneficial ownership of such securities. Number of shares beneficially owned includes 39,843 shares issuable upon exercise of common stock purchase warrants. Number of shares that may be offered pursuant to this prospectus includes 39,843 shares issuable upon exercise of common stock purchase warrants.

(10) Juan Rovira de Osso and Antonio Botas Banuelos have investment and voting control over these securities. Number of shares that may be offered pursuant to this prospectus includes 1,004,115 shares issuable upon conversion of Convertible Promissory Note.

(11) Edna W. Lopez has investment and voting control over these securities. Number of shares that may be offered pursuant to this prospectus includes 722,066 shares issuable upon conversion of Convertible Promissory Note.

(12) Jess M. Ravich has investment and voting control over these securities. Mr. Ravich disclaims beneficial ownership of such securities. Number of shares that may be offered pursuant to this prospectus includes 46,229 shares issuable upon conversion of convertible promissory note.

(13) Michael H. Thomas has investment and voting control over these securities. Mr. Thomas disclaims beneficial ownership of such securities. Number of shares that may be offered pursuant to this prospectus includes 45,771 shares issuable upon conversion of convertible promissory note.

(14) Daniel Loeb has investment and voting control over these securities. Mr. Loeb disclaims beneficial ownership of such securities. Number of shares that may be offered pursuant to this prospectus includes 276,860 shares issuable upon conversion of series C preferred stock and 110,744 shares issuable upon exercise of common stock purchase warrants.

(15) Daniel Loeb has investment and voting control over these securities. Mr. Loeb disclaims beneficial ownership of such securities. Number of shares that may be offered pursuant to this prospectus includes 1,246,510 shares issuable upon conversion of series C preferred stock and 498,604 shares issuable upon exercise of common stock purchase warrants.

(16) Daniel Loeb has investment and voting control over these securities. Mr. Loeb disclaims beneficial ownership of such securities. Number of shares that may be offered pursuant to this prospectus includes 87,850 shares issuable upon conversion of series C preferred stock and 35,140 shares issuable upon exercise of common stock purchase warrants.

(17) Daniel Loeb has investment and voting control over these securities. Mr. Loeb disclaims beneficial ownership of such securities. Number of shares that may be offered pursuant to this prospectus includes 206,960 shares issuable upon conversion of series C preferred stock and 82,784 shares issuable upon exercise of common stock purchase warrants.

(18) MGP Advisers Limited Partnership ("MGP") is the general partner of special Situations Fund III, L.P. AWM Investment Company, Inc. ("AWM") is the general partner of MGP and the general partner of and investment adviser to Special Situations Cayman Fund, L.P. MG Advisers, L.L.C. ("MG") is the general partner of and investment adviser to Special Situations Private Equity Fund, L.P. Austin W. Marxe and David M. Greenhouse are the principal owners of MGP, AWM and MG and are principally responsible for the selection, acquisition and disposition of the portfolio securities by the investment advisors on behalf of their fund and consequently have investment and voting control over these securities. Messrs. Marxe and Greenhouse disclaim beneficial ownership of such securities. Number of shares that may be offered pursuant to this prospectus includes 581,818 shares issuable upon conversion of series C preferred stock and 232,727 shares issuable upon exercise of common stock purchase warrants.

(19) MGP Advisers Limited Partnership ("MGP") is the general partner of special Situations Fund III, L.P. AWM Investment Company, Inc. ("AWM") is the general partner of MGP and the general partner of and investment adviser to Special Situations Cayman Fund, L.P. MG Advisers, L.L.C. ("MG") is the general partner of and investment adviser to Special Situations Private Equity Fund, L.P. Austin W. Marxe and David M. Greenhouse are the principal owners of MGP, AWM and MG and are principally responsible for the selection, acquisition and disposition of the portfolio securities by the investment advisors on behalf of their fund and consequently have investment and voting control over these securities. Messrs. Marxe and Greenhouse disclaim beneficial ownership of such securities. Number of shares that may be offered pursuant to this prospectus includes 145,454 shares issuable upon conversion of series C preferred stock and 58,181 shares issuable upon exercise of common stock purchase warrants.

(20) MGP Advisers Limited Partnership ("MGP") is the general partner of special Situations Fund III, L.P. AWM Investment Company, Inc. ("AWM") is the general partner of MGP and the general partner of and investment adviser to Special Situations Cayman Fund, L.P. MG Advisers, L.L.C. ("MG") is the general partner of and investment adviser to Special Situations Private Equity Fund, L.P. Austin W. Marxe and David M. Greenhouse are the principal owners of MGP, AWM and MG and are principally responsible for the selection, acquisition and disposition of the portfolio securities by the investment advisors on behalf of their fund and consequently have investment and voting control over these securities. Messrs. Marxe and Greenhouse disclaim beneficial ownership of such securities. Number of shares that may be offered pursuant to this prospectus includes 545,454 shares issuable upon conversion of series C preferred stock and 218,181 shares issuable upon exercise of common stock purchase warrants.

(21) Will Bales has investment and voting control over these securities. Mr. Bales disclaims beneficial ownership of such securities. Number of shares that may be offered pursuant to this prospectus includes 1,145,454 shares issuable upon conversion of series C preferred stock and 458,181 shares issuable upon exercise of common stock purchase warrants.

(22) Michael A. Roth and Brian J. Stark have investment and voting control over these securities. Messrs. Roth and Stark disclaim beneficial ownership of such securities. Number of shares that may be offered pursuant to this prospectus includes 545,454 shares issuable upon conversion of series C preferred stock and 218,181 shares issuable upon exercise of common stock purchase warrants.

(23) Jon D. Gruber and J. Patterson McBaine have investment and voting control over these securities. Messrs. Gruber and McBaine disclaim beneficial ownership of such securities. Number of shares beneficially owned includes 16,775 shares of common stock held by Lagunitas Partners LP. Number of shares beneficially owned also includes 4,125 shares of common stock held by Gruber & McBaine International as to which Lagunitas Partners LP disclaims beneficial ownership, 5,360 shares of common stock held by Jon
      D. Gruber and Linda W. Gruber Trust dated July 4, 2004 as to which Lagunitas Partners LP and J. Patterson McBaine disclaim beneficial ownership, and 1,400 shares of common stock held by J. Patterson McBaine as to which Lagunitas Partners LP and Jon D. Gruber disclaim beneficial ownership. Number of shares that may be offered pursuant to this prospectus includes 194,545 shares issuable upon conversion of series C preferred stock and 77,818 shares issuable upon exercise of common stock purchase warrants.

(24) Jon D. Gruber and J. Patterson McBaine have investment and voting control over these securities. Messrs. Gruber and McBaine disclaim beneficial ownership of such securities. Number of shares beneficially owned includes 4,125 shares of common stock held by Gruber & McBaine International. Number of shares beneficially owned also includes 16,775 shares of common stock held by Lagunitas Partners LP. as to which Gruber and McBaine International disclaims beneficial ownership, 5,360 shares of common stock held by Jon D. Gruber and Linda W. Gruber Trust dated July 4, 2004 as to which Gruber and McBaine International and J. Patterson McBaine disclaim beneficial ownership, and 1,400 shares of common stock held by J. Patterson McBaine as to which Gruber and McBaine International and Jon D. Gruber disclaim beneficial ownership. Number of shares that may be offered pursuant to this prospectus includes 45,454 shares issuable upon conversion of series C preferred stock and 18,181 shares issuable upon exercise of common stock purchase warrants.

(25) Jon D. Gruber and Linda W. Gruber have investment and voting control over these securities. Number of shares beneficially owned includes 5,360 shares of common stock held by Jon D. Gruber and Linda W. Gruber Trust dated July 4, 2004. Number of shares beneficially owned also includes 16,775 shares of common stock held by Lagunitas Partners LP. as to which Jon D. Gruber and Linda W. Gruber Trust dated July 4, 2004 disclaim beneficial ownership, and 4,125 shares of common stock held by Gruber & McBaine International, as to which Jon D. Gruber and Linda W. Gruber Trust dated July 4, 2004 disclaim beneficial ownership. Number of shares that may be offered pursuant to this prospectus includes 41,818 shares issuable upon conversion of series C preferred stock and 16,727 shares issuable upon exercise of common stock purchase warrants.

(26) Number of shares beneficially owned includes 1,400 shares of common stock held by J. Patterson McBaine. Number of shares beneficially owned also includes 16,775 shares of common stock held by Lagunitas Partners LP. as to which J. Patterson McBaine disclaims beneficial ownership, and 4,125 shares of common stock held by Gruber & McBaine International, as to which
      J. Patterson McBaine disclaims beneficial ownership. Number of shares that may be offered pursuant to this prospectus includes 18,181 shares issuable upon conversion of series C preferred stock and 7,272 shares issuable upon exercise of common stock purchase warrants.

(27) Paul J. Solit has investment and voting control over these securities. Mr. Solit disclaims beneficial ownership of such securities. Number of shares that may be offered pursuant to this prospectus includes 81,818 shares issuable upon conversion of series C preferred stock and 32,727 shares issuable upon exercise of common stock purchase warrants.

(28) Paul J. Solit has investment and voting control over these securities. Mr. Solit disclaims beneficial ownership of such securities. Number of shares that may be offered pursuant to this prospectus includes 50,909 shares issuable upon conversion of series C preferred stock and 20,363 shares issuable upon exercise of common stock purchase warrants.

(29) Paul J. Solit has investment and voting control over these securities. Mr. Solit disclaims beneficial ownership of such securities. Number of shares that may be offered pursuant to this prospectus includes 49,091 shares issuable upon conversion of series C preferred stock and 19,636 shares issuable upon exercise of common stock purchase warrants.

(30) Judy Finger and Doug Topks have investment and voting control over these securities. Ms. Finger and Mr. Topks disclaim beneficial ownership of such securities. Number of shares beneficially owned includes 55,460 shares of common stock held by Haystack Capital LP. Number of shares beneficially owned also includes 27,170 shares of common stock held by Ivy MA Holdings as to which Haystack Capital LP, Judy Finger and Doug Topks disclaim beneficial ownership. Number of shares that may be offered pursuant to this prospectus includes 90,909 shares issuable upon conversion of series C preferred stock and 36,363 shares issuable upon exercise of common stock purchase warrants.

(31) Judy Finger and Doug Topks have investment and voting control over these securities. Ms. Finger and Mr. Topks disclaim beneficial ownership of such securities. Number of shares beneficially owned includes 27,170 shares of common stock held by Ivy MA Holdings. Number of shares beneficially owned also includes 55,460 shares of common stock held by Haystack Capital LP as to which Ivy MA Holdings, Judy Finger and Doug Topks disclaim beneficial ownership. Number of shares that may be offered pursuant to this prospectus includes 36,363 shares issuable upon conversion of series C preferred stock and 14,545 shares issuable upon exercise of common stock purchase warrants.

(32) Gordon J. Roth and Byron C. Roth have investment and voting control over these securities. Messrs. Roth and Roth disclaim beneficial ownership of such securities. Number of shares that may be offered pursuant to this prospectus includes 127,272 shares issuable upon conversion of series C preferred stock and 50,909 shares issuable upon exercise of common stock purchase warrants.

(33) Michael Ragins has investment and voting control over these securities. Mr. Ragins disclaims beneficial ownership of such securities. Number of shares that may be offered pursuant to this prospectus includes 54,545 shares issuable upon conversion of series C preferred stock and 21,818 shares issuable upon exercise of common stock purchase warrants.

(34) Keith Goodman has investment and voting control over these securities. Mr. Goodman disclaims beneficial ownership of such securities. Number of shares that may be offered pursuant to this prospectus includes 45,454 shares issuable upon conversion of series C preferred stock and 18,181 shares issuable upon exercise of common stock purchase warrants.

(35) Joel D. Magerman has investment and voting control over these securities. Mr. Magerman disclaims beneficial ownership of such securities. Number of shares that may be offered pursuant to this prospectus includes 36,363 shares issuable upon conversion of series C preferred stock and 14,545 shares issuable upon exercise of common stock purchase warrants.

(36) Chad Cooper has investment and voting control over these securities. Number of shares that may be offered pursuant to this prospectus includes 1,850 shares issuable upon conversion of series C preferred stock and 740 shares issuable upon exercise of common stock purchase warrants.

(37) Gordon J. Roth and Byron C. Roth have investment and voting control over these securities. Messrs. Roth and Roth disclaim beneficial ownership of such securities. Number of shares that may be offered pursuant to this prospectus includes 226,255 shares issuable upon exercise of common stock purchase warrants.

(38) Joel D. Magerman has investment and voting control over these securities. Mr. Magerman disclaims beneficial ownership of such securities. Number of shares that may be offered pursuant to this prospectus includes 113,127 shares issuable upon exercise of common stock purchase warrants.

(39) Number of shares that may be offered pursuant to this prospectus includes 5,000 shares of common stock.

(40) Number of shares beneficially owned includes 171 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 171 shares of common stock, 121 shares issuable upon conversion of a promissory note, 546 shares issuable upon conversion of series B preferred stock, and 117 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(41) Number of shares beneficially owned includes 598 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 598 shares of common stock, 425 shares issuable upon conversion of a promissory note, 1,912 shares issuable upon conversion of series B preferred stock, and 412 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(42) Number of shares beneficially owned includes 171 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 171 shares of common stock, 121 shares issuable upon conversion of a promissory note, 546 shares issuable upon conversion of series B preferred stock, and 117 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(43) Number of shares beneficially owned includes 342 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 342 shares of common stock, 243 shares issuable upon conversion of a promissory note, 1,093 shares issuable upon conversion of series B preferred stock, and 235 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(44) Number of shares beneficially owned includes 1,710 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 1,710 shares of common stock, 1,216 shares issuable upon conversion of a promissory note, 5,465 shares issuable upon conversion of series B preferred stock, and 1,179 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(45) Number of shares beneficially owned includes 2,565 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 2,565 shares of common stock, 1,823 shares issuable upon conversion of a promissory note, 8,197 shares issuable upon conversion of series B preferred stock, and 1,768 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(46) Number of shares beneficially owned includes 171 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 171 shares of common stock, 121 shares issuable upon conversion of a promissory note, 546 shares issuable upon conversion of series B preferred stock, and 117 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(47) Number of shares beneficially owned includes 1,710 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 1,710 shares of common stock, 1,216 shares issuable upon conversion of a promissory note, 5,465 shares issuable upon conversion of series B preferred stock, and 1,179 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(48) Number of shares beneficially owned includes 769 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 769 shares of common stock, 547 shares issuable upon conversion of a promissory note, 2,459 shares issuable upon conversion of series B preferred stock, and 530 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(49) Number of shares beneficially owned includes 855 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 855 shares of common stock, 608 shares issuable upon conversion of a promissory note, 2,732 shares issuable upon conversion of series B preferred stock, and 589 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(50) Number of shares beneficially owned includes 256 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 256 shares of common stock, 182 shares issuable upon conversion of a promissory note, 819 shares issuable upon conversion of series B preferred stock, and 176 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(51) Number of shares beneficially owned includes 855 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 855 shares of common stock, 608 shares issuable upon conversion of a promissory note, 2,732 shares issuable upon conversion of series B preferred stock, and 589 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(52) Number of shares beneficially owned includes 940 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 940 shares of common stock, 668 shares issuable upon conversion of a promissory note, 3,005 shares issuable upon conversion of series B preferred stock, and 648 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(53) Number of shares beneficially owned includes 855 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 855 shares of common stock, 608 shares issuable upon conversion of a promissory note, 2,732 shares issuable upon conversion of series B preferred stock, and 589 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(54) Number of shares beneficially owned includes 1,881 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 1,881 shares of common stock, 1,337 shares issuable upon conversion of a promissory note, 6,011 shares issuable upon conversion of series B preferred stock, and 1,297 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(55) Number of shares beneficially owned includes 684 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 684 shares of common stock, 486 shares issuable upon conversion of a promissory note, 2,186 shares issuable upon conversion of series B preferred stock, and 471 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(56) Number of shares beneficially owned includes 342 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 342 shares of common stock, 243 shares issuable upon conversion of a promissory note, 1,093 shares issuable upon conversion of series B preferred stock, and 235 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(57) Number of shares beneficially owned includes 171 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 171 shares of common stock, 121 shares issuable upon conversion of a promissory note, 546 shares issuable upon conversion of series B preferred stock, and 117 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(58) Number of shares beneficially owned includes 385 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 85 shares of common stock, 60 shares issuable upon conversion of a promissory note, 273 shares issuable upon conversion of series B preferred stock, and 59 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(59) Number of shares beneficially owned includes 1,710 shares of common stock held by the stockholder and 280 shares held by Annie Alperin IRA the beneficial ownership of which is disclaimed by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 1,710 shares of common stock, 1,216 shares issuable upon conversion of a promissory note, 5,465 shares issuable upon conversion of series B preferred stock, and 1,179 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(60) Number of shares beneficially owned includes 513 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 513 shares of common stock, 364 shares issuable upon conversion of a promissory note, 1,639 shares issuable upon conversion of series B preferred stock, and 353 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(61) Number of shares beneficially owned includes 188 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 188 shares of common stock, 133 shares issuable upon conversion of a promissory note, 601 shares issuable upon conversion of series B preferred stock, and 129 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(62) Number of shares beneficially owned includes 427 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 427 shares of common stock, 304 shares issuable upon conversion of a promissory note, 1,366 shares issuable upon conversion of series B preferred stock, and 294 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(63) Number of shares beneficially owned includes 2,565 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 2,565 shares of common stock, 1,823 shares issuable upon conversion of a promissory note, 8,197 shares issuable upon conversion of series B preferred stock, and 1,768 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(64) Number of shares beneficially owned includes 2,052 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 2,052 shares of common stock, 1,459 shares issuable upon conversion of a promissory note, 6,558 shares issuable upon conversion of series B preferred stock, and 1,414 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(65) Number of shares beneficially owned includes 513 shares of common stock held by the stockholder and 300 shares held by David Daniel IRA as to which the stockholder disclaims beneficial ownership. Number of shares that may be offered pursuant to this prospectus includes 513 shares of common stock, 364 shares issuable upon conversion of a promissory note, 1,639 shares issuable upon conversion of series B preferred stock, and 353 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(66) Number of shares beneficially owned includes 256 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 256 shares of common stock, 182 shares issuable upon conversion of a promissory note, 819 shares issuable upon conversion of series B preferred stock, and 176 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(67) Number of shares beneficially owned includes 307 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 307 shares of common stock, 218 shares issuable upon conversion of a promissory note, 983 shares issuable upon conversion of series B preferred stock, and 212 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(68) Number of shares beneficially owned includes 171 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 171 shares of common stock, 121 shares issuable upon conversion of a promissory note, 546 shares issuable upon conversion of series B preferred stock, and 117 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(69) Number of shares beneficially owned includes 513 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 513 shares of common stock, 364 shares issuable upon conversion of a promissory note, 1,639 shares issuable upon conversion of series B preferred stock, and 353 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(70) Number of shares beneficially owned includes 855 shares of common stock held by the stockholder and 280 shares held by Annie Alperin IRA the beneficial ownership of which is disclaimed by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 855 shares of common stock, 608 shares issuable upon conversion of a promissory note, 2,732 shares issuable upon conversion of series B preferred stock, and 589 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(71) Number of shares beneficially owned includes 427 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 427 shares of common stock, 304 shares issuable upon conversion of a promissory note, 1,366 shares issuable upon conversion of series B preferred stock, and 294 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(72) Number of shares beneficially owned includes 153 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 153 shares of common stock, 109 shares issuable upon conversion of a promissory note, 491 shares issuable upon conversion of series B preferred stock, and 106 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(73) Number of shares beneficially owned includes 2,992 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 2,992 shares of common stock, 2,128 shares issuable upon conversion of a promissory note, 9,563 shares issuable upon conversion of series B preferred stock, and 2,063 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(74) Number of shares beneficially owned includes 513 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 513 shares of common stock, 364 shares issuable upon conversion of a promissory note, 1,639 shares issuable upon conversion of series B preferred stock, and 353 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(75) Number of shares beneficially owned includes 256 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 256 shares of common stock, 182 shares issuable upon conversion of a promissory note, 819 shares issuable upon conversion of series B preferred stock, and 176 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(76) Number of shares beneficially owned includes 1,453 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 1,453 shares of common stock, 1,033 shares issuable upon conversion of a promissory note, 4,645 shares issuable upon conversion of series B preferred stock, and 1,002 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(77) Number of shares beneficially owned includes 342 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 342 shares of common stock, 243 shares issuable upon conversion of a promissory note, 1,093 shares issuable upon conversion of series B preferred stock, and 235 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(78) Number of shares beneficially owned includes 427 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 427 shares of common stock, 304 shares issuable upon conversion of a promissory note, 1,366 shares issuable upon conversion of series B preferred stock, and 294 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(79) Number of shares beneficially owned includes 1,282 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 1,282 shares of common stock, 912 shares issuable upon conversion of a promissory note, 4,098 shares issuable upon conversion of series B preferred stock, and 884 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(80) Number of shares beneficially owned includes 427 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 427 shares of common stock, 470 shares issuable upon conversion of a promissory note, 1,366 shares issuable upon conversion of series B preferred stock, and 294 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(81) Number of shares beneficially owned includes 256 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 256 shares of common stock, 182 shares issuable upon conversion of a promissory note, 819 shares issuable upon conversion of series B preferred stock, and 176 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(82) Number of shares beneficially owned includes 68 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 68 shares of common stock, 48 shares issuable upon conversion of a promissory note, 218 shares issuable upon conversion of series B preferred stock, and 47 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(83) Number of shares beneficially owned includes 376 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 376 shares of common stock, 267 shares issuable upon conversion of a promissory note, 1,202 shares issuable upon conversion of series B preferred stock, and 259 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(84) Number of shares beneficially owned includes 307 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 307 shares of common stock, 218 shares issuable upon conversion of a promissory note, 983 shares issuable upon conversion of series B preferred stock, and 212 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(85) Number of shares beneficially owned includes 342 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 342 shares of common stock, 243 shares issuable upon conversion of a promissory note, 1,093 shares issuable upon conversion of series B preferred stock, and 235 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(86) Number of shares beneficially owned includes 1,710 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 1,710 shares of common stock, 1,216 shares issuable upon conversion of a promissory note, 5,465 shares issuable upon conversion of series B preferred stock, and 1,179 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(87) Number of shares beneficially owned includes 598 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 598 shares of common stock, 425 shares issuable upon conversion of a promissory note, 1,912 shares issuable upon conversion of series B preferred stock, and 412 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(88) Number of shares beneficially owned includes 855 shares of common stock held by the stockholder and 300 shares held by David Daniel IRA as to which the stockholder disclaims beneficial ownership. Number of shares that may be offered pursuant to this prospectus includes 855 shares of common stock, 608 shares issuable upon conversion of a promissory note, 2,732 shares issuable upon conversion of series B preferred stock, and 589 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(89) Number of shares beneficially owned includes 2,565 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 2,565 shares of common stock, 1,823 shares issuable upon conversion of a promissory note, 8,197 shares issuable upon conversion of series B preferred stock, and 1,768 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(90) Number of shares beneficially owned includes 684 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 684 shares of common stock, 486 shares issuable upon conversion of a promissory note, 2,186 shares issuable upon conversion of series B preferred stock, and 471 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(91) Number of shares beneficially owned includes 51 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 51 shares of common stock, 36 shares issuable upon conversion of a promissory note, 163 shares issuable upon conversion of series B preferred stock, and 35 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(92) Number of shares beneficially owned includes 342 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 342 shares of common stock, 243 shares issuable upon conversion of a promissory note, 1,093 shares issuable upon conversion of series B preferred stock, and 235 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(93) Number of shares beneficially owned includes 119 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 119 shares of common stock, 85 shares issuable upon conversion of a promissory note, 382 shares issuable upon conversion of series B preferred stock, and 82 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(94) Number of shares beneficially owned includes 85 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 85 shares of common stock, 60 shares issuable upon conversion of a promissory note, 273 shares issuable upon conversion of series B preferred stock, and 59 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(95) Number of shares beneficially owned includes 42 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 42 shares of common stock, 30 shares issuable upon conversion of a promissory note, 136 shares issuable upon conversion of series B preferred stock, and 29 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(96) Number of shares beneficially owned includes 513 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 513 shares of common stock, 364 shares issuable upon conversion of a promissory note, 1,639 shares issuable upon conversion of series B preferred stock, and 353 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(97) Number of shares beneficially owned includes 1,368 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 1,368 shares of common stock, 972 shares issuable upon conversion of a promissory note, 4,372 shares issuable upon conversion of series B preferred stock, and 943 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(98) Number of shares beneficially owned includes 940 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 940 shares of common stock, 668 shares issuable upon conversion of a promissory note, 3,005 shares issuable upon conversion of series B preferred stock, and 648 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(99) Number of shares beneficially owned includes 102 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 102 shares of common stock, 72 shares issuable upon conversion of a promissory note, 327 shares issuable upon conversion of series B preferred stock, and 70 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(100) Number of shares beneficially owned includes 342 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 342 shares of common stock, 243 shares issuable upon conversion of a promissory note, 1,093 shares issuable upon conversion of series B preferred stock, and 235 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(101) Number of shares beneficially owned includes 342 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 342 shares of common stock, 243 shares issuable upon conversion of a promissory note, 1,093 shares issuable upon conversion of series B preferred stock, and 235 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(102) Number of shares beneficially owned includes 256 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 256 shares of common stock, 182 shares issuable upon conversion of a promissory note, 819 shares issuable upon conversion of series B preferred stock, and 176 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(103) Number of shares beneficially owned includes 612 shares of common stock held by the stockholder and 200 shares held by Gail Jones 401K as to which the stockholder disclaims beneficial ownership. Number of shares that may be offered pursuant to this prospectus includes 222 shares of common stock, 158 shares issuable upon conversion of a promissory note, 710 shares issuable upon conversion of series B preferred stock, and 153 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(104) Number of shares beneficially owned includes 102 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 102 shares of common stock, 72 shares issuable upon conversion of a promissory note, 327 shares issuable upon conversion of series B preferred stock, and 70 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(105) Number of shares beneficially owned includes 855 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 855 shares of common stock, 608 shares issuable upon conversion of a promissory note, 2,732 shares issuable upon conversion of series B preferred stock, and 589 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(106) Number of shares beneficially owned includes 598 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 598 shares of common stock, 425 shares issuable upon conversion of a promissory note, 1,912 shares issuable upon conversion of series B preferred stock, and 412 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(107) Number of shares beneficially owned includes 1,710 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 1,710 shares of common stock, 1,216 shares issuable upon conversion of a promissory note, 5,465 shares issuable upon conversion of series B preferred stock, and 1,179 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(108) Number of shares beneficially owned includes 239 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 239 shares of common stock, 170 shares issuable upon conversion of a promissory note, 765 shares issuable upon conversion of series B preferred stock, and 165 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(109) Number of shares beneficially owned includes 171 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 171 shares of common stock, 121 shares issuable upon conversion of a promissory note, 546 shares issuable upon conversion of series B preferred stock, and 117 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(110) Number of shares beneficially owned includes 171 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 171 shares of common stock, 121 shares issuable upon conversion of a promissory note, 546 shares issuable upon conversion of series B preferred stock, and 117 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(111) Number of shares beneficially owned includes 85 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 85 shares of common stock, 60 shares issuable upon conversion of a promissory note, 273 shares issuable upon conversion of series B preferred stock, and 59 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(112) Number of shares beneficially owned includes 256 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 256 shares of common stock, 182 shares issuable upon conversion of a promissory note, 819 shares issuable upon conversion of series B preferred stock, and 176 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(113) Number of shares beneficially owned includes 1,710 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 1,710 shares of common stock, 1,216 shares issuable upon conversion of a promissory note, 5,465 shares issuable upon conversion of series B preferred stock, and 1,179 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(114) Number of shares beneficially owned includes 1,710 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 1,710 shares of common stock, 1,216 shares issuable upon conversion of a promissory note, 5,465 shares issuable upon conversion of series B preferred stock, and 1,179 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(115) Number of shares beneficially owned includes 393 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 393 shares of common stock, 279 shares issuable upon conversion of a promissory note, 1,256 shares issuable upon conversion of series B preferred stock, and 271 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(116) Number of shares beneficially owned includes 171 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 171 shares of common stock, 121 shares issuable upon conversion of a promissory note, 546 shares issuable upon conversion of series B preferred stock, and 117 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(117) Number of shares beneficially owned includes 171 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 171 shares of common stock, 121 shares issuable upon conversion of a promissory note, 546 shares issuable upon conversion of series B preferred stock, and 117 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(118) Number of shares beneficially owned includes 547 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 547 shares of common stock, 389 shares issuable upon conversion of a promissory note, 1,748 shares issuable upon conversion of series B preferred stock, and 377 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(119) Number of shares beneficially owned includes 85 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 85 shares of common stock, 60 shares issuable upon conversion of a promissory note, 273 shares issuable upon conversion of series B preferred stock, and 59 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(120) Number of shares beneficially owned includes 136 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 136 shares of common stock, 97 shares issuable upon conversion of a promissory note, 437 shares issuable upon conversion of series B preferred stock, and 94 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(121) Number of shares beneficially owned includes 855 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 855 shares of common stock, 608 shares issuable upon conversion of a promissory note, 2,732 shares issuable upon conversion of series B preferred stock, and 589 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(122) Number of shares beneficially owned includes 855 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 855 shares of common stock, 608 shares issuable upon conversion of a promissory note, 2,732 shares issuable upon conversion of series B preferred stock, and 589 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(123) Number of shares beneficially owned includes 171 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 171 shares of common stock, 121 shares issuable upon conversion of a promissory note, 546 shares issuable upon conversion of series B preferred stock, and 117 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(124) Number of shares beneficially owned includes 855 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 855 shares of common stock, 608 shares issuable upon conversion of a promissory note, 2,732 shares issuable upon conversion of series B preferred stock, and 589 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(125) Number of shares beneficially owned includes 684 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 684 shares of common stock, 486 shares issuable upon conversion of a promissory note, 2,186 shares issuable upon conversion of series B preferred stock, and 471 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(126) Number of shares beneficially owned includes 427 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 427 shares of common stock, 304 shares issuable upon conversion of a promissory note, 1,366 shares issuable upon conversion of series B preferred stock, and 294 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(127) Number of shares beneficially owned includes 85 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 85 shares of common stock, 60 shares issuable upon conversion of a promissory note, 273 shares issuable upon conversion of series B preferred stock, and 59 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(128) Number of shares beneficially owned includes 342 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 342 shares of common stock, 243 shares issuable upon conversion of a promissory note, 1,093 shares issuable upon conversion of series B preferred stock, and 235 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(129) Number of shares beneficially owned includes 598 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 598 shares of common stock, 425 shares issuable upon conversion of a promissory note, 1,912 shares issuable upon conversion of series B preferred stock, and 412 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(130) Number of shares beneficially owned includes 513 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 513 shares of common stock, 364 shares issuable upon conversion of a promissory note, 1,639 shares issuable upon conversion of series B preferred stock, and 353 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(131) Number of shares beneficially owned includes 598 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 598 shares of common stock, 425 shares issuable upon conversion of a promissory note, 1,912 shares issuable upon conversion of series B preferred stock, and 412 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(132) Number of shares beneficially owned includes 68 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 68 shares of common stock, 48 shares issuable upon conversion of a promissory note, 218 shares issuable upon conversion of series B preferred stock, and 47 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(133) Number of shares beneficially owned includes 1,282 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 1,282 shares of common stock, 912 shares issuable upon conversion of a promissory note, 4,098 shares issuable upon conversion of series B preferred stock, and 884 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(134) Number of shares beneficially owned includes 1,453 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 1,453 shares of common stock, 1,033 shares issuable upon conversion of a promissory note, 4,645 shares issuable upon conversion of series B preferred stock, and 1,002 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(135) Number of shares beneficially owned includes 111 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 111 shares of common stock, 79 shares issuable upon conversion of a promissory note, 355 shares issuable upon conversion of series B preferred stock, and 76 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(136) Number of shares beneficially owned includes 855 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 855 shares of common stock, 608 shares issuable upon conversion of a promissory note, 2,732 shares issuable upon conversion of series B preferred stock, and 589 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(137) Number of shares beneficially owned includes 342 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 342 shares of common stock, 243 shares issuable upon conversion of a promissory note, 1,093 shares issuable upon conversion of series B preferred stock, and 235 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(138) Number of shares beneficially owned includes 171 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 171 shares of common stock, 121 shares issuable upon conversion of a promissory note, 546 shares issuable upon conversion of series B preferred stock, and 117 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(139) Number of shares beneficially owned includes 342 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 342 shares of common stock, 243 shares issuable upon conversion of a promissory note, 1,093 shares issuable upon conversion of series B preferred stock, and 235 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(140) Number of shares beneficially owned includes 855 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 855 shares of common stock, 608 shares issuable upon conversion of a promissory note, 2,732 shares issuable upon conversion of series B preferred stock, and 589 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(141) Number of shares beneficially owned includes 342 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 342 shares of common stock, 243 shares issuable upon conversion of a promissory note, 1,093 shares issuable upon conversion of series B preferred stock, and 235 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(142) Number of shares beneficially owned includes 136 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 136 shares of common stock, 97 shares issuable upon conversion of a promissory note, 437 shares issuable upon conversion of series B preferred stock, and 94 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(143) Number of shares beneficially owned includes 393 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 393 shares of common stock, 279 shares issuable upon conversion of a promissory note, 1,256 shares issuable upon conversion of series B preferred stock, and 271 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(144) Number of shares beneficially owned includes 34 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 34 shares of common stock, 24 shares issuable upon conversion of a promissory note, 109 shares issuable upon conversion of series B preferred stock, and 23 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(145) Number of shares beneficially owned includes 427 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 427 shares of common stock, 304 shares issuable upon conversion of a promissory note, 1,366 shares issuable upon conversion of series B preferred stock, and 294 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(146) Number of shares beneficially owned includes 461 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 461 shares of common stock, 328 shares issuable upon conversion of a promissory note, 1,475 shares issuable upon conversion of series B preferred stock, and 318 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(147) Number of shares beneficially owned includes 171 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 171 shares of common stock, 121 shares issuable upon conversion of a promissory note, 546 shares issuable upon conversion of series B preferred stock, and 117 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(148) Number of shares beneficially owned includes 171 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 171 shares of common stock, 121 shares issuable upon conversion of a promissory note, 546 shares issuable upon conversion of series B preferred stock, and 117 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(149) Number of shares beneficially owned includes 342 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 342 shares of common stock, 243 shares issuable upon conversion of a promissory note, 1,093 shares issuable upon conversion of series B preferred stock, and 235 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(150) Number of shares beneficially owned includes 171 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 171 shares of common stock, 121 shares issuable upon conversion of a promissory note, 546 shares issuable upon conversion of series B preferred stock, and 117 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(151) Number of shares beneficially owned includes 171 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 171 shares of common stock, 121 shares issuable upon conversion of a promissory note, 546 shares issuable upon conversion of series B preferred stock, and 117 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(152) Number of shares beneficially owned includes 171 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 171 shares of common stock, 121 shares issuable upon conversion of a promissory note, 546 shares issuable upon conversion of series B preferred stock, and 117 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(153) Number of shares beneficially owned includes 256 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 256 shares of common stock, 182 shares issuable upon conversion of a promissory note, 819 shares issuable upon conversion of series B preferred stock, and 176 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(154) Number of shares beneficially owned includes 598 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 598 shares of common stock, 425 shares issuable upon conversion of a promissory note, 1,912 shares issuable upon conversion of series B preferred stock, and 412 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(155) Number of shares beneficially owned includes 222 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 222 shares of common stock, 158 shares issuable upon conversion of a promissory note, 710 shares issuable upon conversion of series B preferred stock, and 153 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(156) Number of shares beneficially owned includes 171 shares of common stock held by the stockholder and 100 shares held by Ronald Garney IRA. Number of shares that may be offered pursuant to this prospectus includes 171 shares of common stock, 121 shares issuable upon conversion of a promissory note, 546 shares issuable upon conversion of series B preferred stock, and 117 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(157) Number of shares beneficially owned includes 52,854 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 18,274 shares of common stock, 12,994 shares issuable upon conversion of a promissory note, 58,404 shares issuable upon conversion of series B preferred stock, and 12,600 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(158) Number of shares beneficially owned includes 18,274 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 18,274 shares of common stock, 12,997 shares issuable upon conversion of a promissory note, 58,404 shares issuable upon conversion of series B preferred stock, and 12,600 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(159) Number of shares beneficially owned includes 16,984 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 16,984 shares of common stock, 30,066 shares issuable upon conversion of a promissory note, 54,281 shares issuable upon conversion of series B preferred stock, and 11,711 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(160) Number of shares beneficially owned includes 4,873 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 4,873 shares of common stock, 3,465 shares issuable upon conversion of a promissory note, 15,574 shares issuable upon conversion of series B preferred stock, and 3,360 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(161) Marc Bercoon is our President. Number of shares beneficially owned includes 8,549 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 8,549 shares of common stock, 6,079 shares issuable upon conversion of a promissory note, 27,323 shares issuable upon conversion of series B preferred stock, and 5,894 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(162) Number of shares beneficially owned includes 4,061 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 4,061 shares of common stock, 2,887 shares issuable upon conversion of a promissory note, 12,978 shares issuable upon conversion of series B preferred stock, and 2,800 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(163) Number of shares beneficially owned includes 4,061 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 4,061 shares of common stock, 2,887 shares issuable upon conversion of a promissory note, 12,978 shares issuable upon conversion of series B preferred stock, and 2,800 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(164) Number of shares beneficially owned includes 3,590 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 3,590 shares of common stock, 2,564 shares issuable upon conversion of a promissory note, 11,475 shares issuable upon conversion of series B preferred stock, and 2,475 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(165) Number of shares beneficially owned includes 1,709 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 1,709 shares of common stock, 1,215 shares issuable upon conversion of a promissory note, 5,464 shares issuable upon conversion of series B preferred stock, and 1,178 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(166) Number of shares beneficially owned includes 20,518 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 20,518 shares of common stock, 14,590 shares issuable upon conversion of a promissory note, 65,576 shares issuable upon conversion of series B preferred stock, and 14,147 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(167) Number of shares beneficially owned includes 24,491 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 24,491 shares of common stock, 620 shares issuable upon conversion of a promissory note, 17,257 shares issuable upon conversion of series B preferred stock, and 3,723 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(168) Number of shares beneficially owned includes 8,434 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 8,434 shares of common stock, 227 shares issuable upon conversion of a promissory note, 5,752 shares issuable upon conversion of series B preferred stock, and 1,221 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(169) Number of shares beneficially owned includes 8,434 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 8,434 shares of common stock, 227 shares issuable upon conversion of a promissory note, 5,752 shares issuable upon conversion of series B preferred stock, and 1,241 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(170) Number of shares beneficially owned includes 8,434 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 8,434 shares of common stock, 227 shares issuable upon conversion of a promissory note, 5,752 shares issuable upon conversion of series B preferred stock, and 1,241 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(171) Number of shares beneficially owned includes 6,573 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 6,573 shares of common stock, 156 shares issuable upon conversion of a promissory note, 4,314 shares issuable upon conversion of series B preferred stock, and 930 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(172) Number of shares beneficially owned includes 4,082 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 4,082 shares of common stock, 104 shares issuable upon conversion of a promissory note, 2,876 shares issuable upon conversion of series B preferred stock, and 620 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(173) Number of shares beneficially owned includes 4,082 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 4,082 shares of common stock, 104 shares issuable upon conversion of a promissory note, 2,876 shares issuable upon conversion of series B preferred stock, and 620 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(174) Number of shares beneficially owned includes 4,082 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 4,082 shares of common stock, 104 shares issuable upon conversion of a promissory note, 2,876 shares issuable upon conversion of series B preferred stock, and 620 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(175) Number of shares beneficially owned includes 4,082 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 4,082 shares of common stock, 104 shares issuable upon conversion of a promissory note, 2,876 shares issuable upon conversion of series B preferred stock, and 620 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(176) Number of shares beneficially owned includes 2,041 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 2,041 shares of common stock, 52 shares issuable upon conversion of a promissory note, 1,438 shares issuable upon conversion of series B preferred stock, and 310 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(177) Number of shares beneficially owned includes 2,041 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 2,041 shares of common stock, 52 shares issuable upon conversion of a promissory note, 1,438 shares issuable upon conversion of series B preferred stock, and 310 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(178) Number of shares beneficially owned includes 2,041 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 2,041 shares of common stock, 52 shares issuable upon conversion of a promissory note, 1,438 shares issuable upon conversion of series B preferred stock, and 310 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(179) Number of shares beneficially owned includes 2,041 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 2,041 shares of common stock, 52 shares issuable upon conversion of a promissory note, 1,438 shares issuable upon conversion of series B preferred stock, and 310 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(180) Number of shares beneficially owned includes 2,041 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 2,041 shares of common stock, 52 shares issuable upon conversion of a promissory note, 1,438 shares issuable upon conversion of series B preferred stock, and 310 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(181) Number of shares beneficially owned includes 4,159 shares of common stock held by the stockholder. Number of shares beneficially owned also includes 338 shares held by JLF Partners II, LP, 6,785 shares held by JLF Offshore Fund, Ltd. and 1,651 shares held by Guggenheim Portfolio Company XXVII, LLC, as to which the stockholder disclaims beneficial ownership. Number of shares that may be offered pursuant to this prospectus includes 4,159 shares of common stock, 582 shares issuable upon conversion of a promissory note, 13,292 shares issuable upon conversion of series B preferred stock, and 2,867 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(182) Number of shares beneficially owned includes 338 shares of common stock held by the stockholder. Number of shares beneficially owned also includes 4,159 shares held by JLF Partners I, LP, 6,785 shares held by JLF Offshore Fund, Ltd. and 1,651 shares held by Guggenheim Portfolio Company XXVII, LLC, as to which the stockholder disclaims beneficial ownership. Number of shares that may be offered pursuant to this prospectus includes 338 shares of common stock, 48 shares issuable upon conversion of a promissory note, 1,081 shares issuable upon conversion of series B preferred stock, and 233 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(183) Number of shares beneficially owned includes 6,785 shares of common stock held by the stockholder. Number of shares beneficially owned also includes 4,159 shares held by JLF Partners I, LP, 338 shares held by JLF Partners II, LP and 1,651 shares held by Guggenheim Portfolio Company XXVII, LLC, as to which the stockholder disclaims beneficial ownership. Number of shares that may be offered pursuant to this prospectus includes 6,785 shares of common stock, 950 shares issuable upon conversion of a promissory note, 21,687 shares issuable upon conversion of series B preferred stock, and 4,678 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(184) Number of shares beneficially owned includes 1,651 shares of common stock held by the stockholder. Number of shares beneficially owned also includes 4,159 shares held by JLF Partners I, LP, 338 shares held by JLF Partners II, LP and 6,785 shares held by JLF Offshore Fund, Ltd., as to which the stockholder disclaims beneficial ownership. Number of shares that may be offered pursuant to this prospectus includes 1,651 shares of common stock, 233 shares issuable upon conversion of a promissory note, 5,278 shares issuable upon conversion of series B preferred stock, and 1,138 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(185) William A. Goldstein is our Chairman and Chief Executive Officer. Number of shares beneficially owned includes 140,052 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 140,052 shares of common stock, 99,586 shares issuable upon conversion of a promissory note, 447,594 shares issuable upon conversion of series B preferred stock, and 96,565 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(186) Marc Bercoon is our President and Ron Attkisson is a Director. Number of shares beneficially owned includes 87,448 shares of common stock held by the stockholder. Marc Bercoon and Ron Attkisson disclaim beneficial ownership of these securities. Number of shares that may be offered pursuant to this prospectus includes 87,448 shares of common stock, 62,181 shares issuable upon conversion of a promissory note, 279,476 shares issuable upon conversion of series B preferred stock, and 60,295 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(187) Number of shares beneficially owned includes 47,792 shares of common stock held by the stockholder. Adorno & Yoss, LLP disclaims beneficial ownership of these securities. Number of shares that may be offered pursuant to this prospectus includes 47,792 shares of common stock, and 152,738 shares issuable upon conversion of series B preferred stock.

(188) Number of shares beneficially owned includes 28,571 shares of common stock.

(189) Number of shares beneficially owned includes 5,000 shares of common stock.


         None of the selling security holders has, or within the past three years has had, any position, office or other material relationship with us or any of our predecessors or affiliates other than as set forth above. Paul Mannion, Jr. is the Managing Director and Andrew S. Reckles is an affiliate of HPC Capital Management, which serve as our investment bank and acted as placement agent in connection with one of our recent financings. HPC Capital Management is a registered broker-dealer. Mr. Mannion and Mr. Reckles are principals of PEF Advisors, LLC, which advises Palisades Master Fund, L.P. Mr. Mannion's wife is the principal of Perfect Timing, LLC, which purchased certain of the securities being registered under this prospectus as disclosed above. To our knowledge, none of Mr. Mannion, Mr. Reckles nor HPC Capital Management has any arrangement with any person to participate in the distribution of such securities. Libra Securities, LLC was retained as financial advisor by OneTravel, Inc. in connection with its sale to us. Roth Capital Partners, LLC acted as placement agent in connection with one of our recent financing. Roth Capital Partners, LLC is a registered broker-dealer. BTG Investments, LLC, an affiliate of Roth Capital Partners, LLC, purchased certain of the securities being registered under this prospectus as disclosed above. Bryant Park Capital, Inc., a wholly owned subsidiary of BPC Group LLC, has signed a letter of agreement to act as exclusive financial advisor and placement agent for us. BPC Group, LLC purchased certain of the securities being registered under this prospectus as disclosed above.

         We have agreed to pay the full costs and expenses in connection with the issuance, offer, sale and delivery of the shares of common stock, including all fees and expenses in preparing, filing and printing the registration statement and prospectus and related exhibits, amendments and supplements thereto and mailing of those items. We will not pay selling commissions and expenses associated with any sale by the selling stockholders.

                              PLAN OF DISTRIBUTION

         Each selling stockholder of our common stock and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. A selling stockholder may use any one or more of the following methods when selling shares:

         o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

         o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

         o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

         o an exchange distribution in accordance with the rules of the applicable exchange;

         o        privately negotiated transactions;

         o settlement of short sales entered into after the date of this prospectus;

         o broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

         o        a combination of any such methods of sale;

         o through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise; or

         o        any other method permitted pursuant to applicable law.

         The selling stockholders may also sell shares under Rule 144 under the Securities Act of 1933, as amended, if available, rather than under this prospectus.

         Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with NASDR Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with NASDR IM-2440.

         In connection with the sale of the common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of the common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

         The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the common stock. In no event shall any broker-dealer receive fees, commissions and markups, which, in the aggregate, would exceed eight percent (8%).

         We are required to pay certain fees and expenses incurred by us incident to the registration of the shares. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

         Because selling stockholders may be deemed to be "underwriters" within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act. In addition, any securities covered by this prospectus, which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. Each selling stockholder has advised us that they have not entered into any written or oral agreements, understandings or arrangements with any underwriter or broker-dealer regarding the sale of the resale shares. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the selling stockholders.

         We agreed to use our commercially reasonable efforts to keep this prospectus effective until the earlier of (i) the date on which the shares may be resold by the selling stockholders without registration and without regard to any volume limitations by reason of Rule 144(e) under the Securities Act or any other rule of similar effect or (ii) all of the shares have been sold pursuant to the prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

         Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for a period of two business days prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale.

                                  LEGAL MATTERS

         The validity of the common stock offered hereby will be passed upon for us by the law firm of Katten Muchin Rosenman LLP.

                                     EXPERTS

         BDO Seidman LLP, our independent registered public accounting firm, have audited our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal years ended June 30, 2004, 2003, and 2002, as set forth in their report, which is incorporated by reference in this prospectus. Their report contains an explanatory paragraph regarding the Company's ability to continue as a going concern. Our financial statements are incorporated by reference in reliance on BDO Seidman LLP's report, given on their authority as experts in accounting and auditing.

         Cherry, Bekaert & Holland, L.L.P., Farequest's independent auditors have audited Farequest's financial statements included in our Current Report on Form 8-K/A filed with the SEC on April 19, 2005, as of December 31, 2003 and for the period from inception (June 12, 2003) to December 31, 2003, and as of December 31, 2004 and for the year then ended, as set forth in their report, which is incorporated by reference in this prospectus. Farequest's financial statements are incorporated by reference in reliance on Cherry, Bekaert & Holland, L.L.P.'s report, given on their authority as experts in accounting and auditing.

                       WHERE YOU CAN FIND MORE INFORMATION


         We file annual, quarterly and special reports, proxy statements and other information with the SEC. You can inspect and copy the registration statement of which this prospectus is a part, as well as such reports, proxy statements and other information, at the public reference room maintained by the SEC at 100 F Street, NE, Washington, D.C. 20549. Copies of such material can be obtained from the public reference room of the SEC at 100 F Street, NE, Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. We are also required to file electronic versions of these documents with the SEC, which may be accessed through the SEC's Web site at http://www.sec.gov. You may also inspect reports, proxy and information statements and other information about us at the American Stock Exchange at 86 Trinity Place, New York, New York 10006.

                      INFORMATION INCORPORATED BY REFERENCE

         The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supercede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act until the earlier of the date the selling stockholders sell all the shares of common stock or such other date as the offering is terminated and any unsold shares of common stock are deregistered by the filing of a post-effective amendment:

         o Our Annual Report on Form 10-K and Form 10-K/A for the year ended June 30, 2004;

         o Our Quarterly Report on Form 10-Q for the quarter ended September 30, 2004;

         o Our Quarterly Report on Form 10-Q and Form 10-Q/A for the quarter ended December 31, 2004;

         o Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2005;

         o Our Current Reports and Amendments thereto on Form 8-K and Form 8-K/A, respectively, filed with the SEC:

August 18, 2004     September 3, 2004    September 16, 2004   September 27, 2004
November 15, 2004   December 1, 2004     December 6, 2004     December 15, 2004
January 31, 2005    February 2, 2005     February 7, 2005     February 11, 2005
February 14, 2005   February 15, 2005    February 16, 2005    February 22, 2005
February 23, 2005   February 25, 2005    March 1, 2005        March 11, 2005
April 15, 2005      April 19, 2005       April 29, 2005       May 4, 2005
May 17, 2005        May 18, 2005         July 11, 2005        August 1, 2005

         o Our Definitive Proxy Statement for our Annual Meeting of Stockholders held on June 24, 2005 filed with the SEC on June 1, 2005, and

         o The description of our Common Stock contained in our Registration Statement on Form 8-A filed with the SEC on July 19, 1996.

         We will provide to each person, including any beneficial owner of shares of our common stock, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with the prospectus.

         You may request a copy of these filings, at no cost, by writing or telephoning us at the following address and telephone number:

                            OneTravel Holdings, Inc.
                             6836 Morrison Boulevard
                                    Suite 200
                               Charlotte, NC 28211
                              Attention: Controller
                            Telephone: (704) 366-5054

         This prospectus provides you with a general description of the securities that may be offered for sale, but does not contain all of the information that is in the registration statement that we filed with the SEC. Statements contained herein concerning the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each such statement is qualified in its entirety by references to the applicable document filed with the SEC.

         You should rely only on the information incorporated by reference or provided in this prospectus or any supplement. We have not authorized anyone else to provide you with different information. The selling stockholders will not make an offer of these shares of common stock in any state where the offer is not permitted.

         You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of the respective document.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The estimated expenses to be paid in connection with the offering of the securities being registered are as follows and will be borne by the Company:


SEC Registration Fee                        $ 12,710
Printing and Duplication Expenses*          $ 10,000
Legal Fees and Expenses*                    $ 50,000
Accounting Fees and Expenses*               $ 10,000
Miscellaneous*                              $  5,000
                                            --------
         TOTAL*                             $ 87,710

--------------
*   Estimated


ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 145 of the Delaware General Corporation Law ("DGCL") provides that, to the extent a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, whether civil, criminal, administrative or investigative or in defense of any claim, issue, or matter therein (hereinafter a "Proceeding"), by reason of the fact that person is or was a director, officer, employee or agent of a corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise (collectively an "Agent" of the corporation) that person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

The DGCL also provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened Proceeding by reason of the fact that person is or was an Agent of the corporation, against expenses (including attorneys' fees), judgment, fines and amounts paid in settlement actually and reasonably incurred by that person in connection with such action, suit or proceeding if that person acted in good faith and in a manner that person reasonably believed to be in, or not opposed to, the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that person's conduct was unlawful; provided, however, that in an action by or in the right of the corporation, the corporation may not indemnify such person in respect of any claim, issue, or matter as to which that person is adjudged to be liable to the corporation unless, and only to the extent that, the Court of Chancery or the court in which such proceeding was brought determined that, despite the adjudication of liability but in view of all the circumstances of the case, such person is reasonably entitled to indemnity.

Article VI of our Restated Certificate of Incorporation limits the liability of our directors to the fullest extent permitted by the DGCL. Specifically, no director will be personally liable to us or any stockholder for monetary damages for breach of a fiduciary duty as a director, except liability for (i) any breach of the duty of loyalty to us or our stockholders; (ii) acts or omissions not in good faith; (iii) acts that involve intentional misconduct or a knowing violation of law; or (iv) any transaction from which the director derives an improper personal benefit.

Article 5 of our Amended and Restated Bylaws provides that we will indemnify, to the fullest extent permitted by applicable law, any Agent who was or is made or is threatened to be made a party to a Proceeding against all liability and loss suffered and expenses reasonably incurred by such Agent; provided, however, we will be required to indemnify an Agent in connection with a Proceeding initiated by such Agent only if the Proceeding was authorized by our Board of Directors. Our Amended and Restated Bylaws further provide that we will pay the expenses incurred in defending any Proceeding in advance of its final disposition; provided, however, that the payment of expenses incurred by an officer or director in advance of the final disposition of a Proceeding is made only upon our receipt of an undertaking by the director or officer to repay all amounts advanced if it is ultimately determined that such officer or director is not entitled to be indemnified.

We maintain directors' and officers' liability insurance, including a reimbursement policy in our favor. Additionally, we have entered into separate indemnifications agreements with certain of our directors and officers, which provide, on a contractual basis, for generally the same rights to indemnification as set forth in our Amended and Restated Bylaws.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of the Company pursuant to the foregoing provisions, or otherwise, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 16. EXHIBITS.

4.1 Form of Convertible Promissory Note dated April 15, 2005 (previously filed with the SEC on Form 8-K dated April 19, 2005)

4.2 Certificate of Designations of Series C Convertible Preferred Stock (previously filed with the SEC on Form 8-K dated April 14, 2005)

4.3 Amendment No. 1 to Securities Purchase Agreement dated February 8, 2005 (previously filed with the SEC on Form 8-K/A dated February 23, 2005)

4.4 Intercreditor Agreement dated February 8, 2005 (previously filed with the SEC on Form 8-K/A dated February 23, 2005)

4.5 Loan Agreement, dated January 25, 2005 (previously filed with the SEC on Form 8-K/A dated February 22, 2005)

4.6 Form of Secured Promissory Notes dated January 25, 2005 (previously filed with the SEC on Form 8-K/A dated February 22, 2005)

4.7 Form of Warrant dated January 25, 2005 (previously filed with the SEC on Form 8-K/A dated February 22, 2005)

4.8 Pledge Agreement dated January 25, 2005 (previously filed with the SEC on Form 8-K/A dated February 22, 2005)

4.9 Securities Purchase Agreement dated February 8, 2005 (previously filed with the SEC on Form 8-K dated February 14, 2005)

4.10 Form of Secured Convertible Debenture dated February 8, 2005 (previously filed with the SEC on Form 8-K dated February 14, 2005)

4.11 Form of Common Stock Purchase Warrant dated February 8, 2005 (previously filed with the SEC on Form 8-K dated February 14, 2005)

4.12 Registration Rights Agreement dated February 8, 2005 (previously filed with the SEC on Form 8-K dated February 14, 2005)

4.13 Security Agreement dated February 8, 2005 (previously filed with the SEC on Form 8-K dated February 14, 2005)

5.1 Legal Opinion with respect to due issuance and Consent of Katten Muchin Rosenman LLP

23.1     Consent of Katten Muchin Rosenman LLP (included in Exhibit 5.1)

23.2     Consent of Independent Auditors - BDO Seidman, LLP

23.3     Consent of Independent Auditors - Cherry, Bekaert & Holland, L.L.P.


23.4     Consent of Independent Auditors - Deloitte & Touche, LLP

ITEM 17. UNDERTAKINGS.

(a) The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement:

                  (i) To include any Prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of Prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change in such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted as to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 above or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(i) The undersigned Registrant hereby undertakes that:

         (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form prospectus filed as part of this registration statement in reliance on Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

         (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered herein, and the offering to such securities at that time shall be deemed to be the initial bona fide offering thereof

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Atlanta, Georgia, on this August 3, 2005.


                                  RCG COMPANIES INCORPORATED



                                  By: /s/ Marc E. Bercoon
                                      --------------------------------------
                                      Marc E. Bercoon,
                                      President


         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated:



Date:  August 3, 2005                 /s/ William A. Goldstein
                                      ------------------------------------------
                                      William A. Goldstein
                                      Chairman of the Board and
                                      Chief Executive Officer

Date:  August 3, 2005                 /s/ Philip A. Ferri
                                      ------------------------------------------
                                      Philip A. Ferri
                                      Chief Financial Officer

Date:  August 3, 2005                 /s/ Michael D. Pruitt
                                      ------------------------------------------
                                      Michael D. Pruitt
                                      Vice Chairman of the Board

Date:  August 3, 2005                 /s/ Jeffrey F. Willmott
                                      ------------------------------------------
                                      Jeffrey F. Willmott
                                      Director

Date:  August 3, 2005                 /s/ Dr. James A. Verbrugge
                                      ------------------------------------------
                                      Dr. James A. Verbrugge
                                      Director

Date:  August 3, 2005                 /s/ P. Roger Byer
                                      ------------------------------------------
                                      P. Roger Byer
                                      Director

Date:  August 3, 2005                 /s/ J. Michael Carroll
                                      ------------------------------------------
                                      J. Michael Carroll
                                      Director

Date:  August 3, 2005                 /s/ Ronald Attkisson
                                      ------------------------------------------
                                      Ronald Attkisson
                                      Director

Date:  August 3, 2005                 /s/ John J. Sicilian
                                      ------------------------------------------
                                      John J. Sicilian
                                      Director

                                INDEX TO EXHIBITS

Exhibit
Number   Exhibit
------   -------

4.1 Form of Convertible Promissory Note dated April 15, 2005 (previously filed with the SEC on Form 8-K dated April 19, 2005)

4.2 Certificate of Designations of Series C Convertible Preferred Stock (previously filed with the SEC on Form 8-K dated April 14, 2005)

4.3 Amendment No. 1 to Securities Purchase Agreement dated February 8, 2005 (previously filed with the SEC on Form 8-K/A dated February 23, 2005)

4.4 Intercreditor Agreement dated February 8, 2005 (previously filed with the SEC on Form 8-K/A dated February 23, 2005)

4.5 Loan Agreement, dated January 25, 2005 (previously filed with the SEC on Form 8-K/A dated February 22, 2005)

4.6 Form of Secured Promissory Notes dated January 25, 2005 (previously filed with the SEC on Form 8-K/A dated February 22, 2005)

4.7 Form of Warrant dated January 25, 2005 (previously filed with the SEC on Form 8-K/A dated February 22, 2005)

4.8 Pledge Agreement dated January 25, 2005 (previously filed with the SEC on Form 8-K/A dated February 22, 2005)

4.9 Securities Purchase Agreement dated February 8, 2005 (previously filed with the SEC on Form 8-K dated February 14, 2005)

4.10 Form of Secured Convertible Debenture dated February 8, 2005 (previously filed with the SEC on Form 8-K dated February 14, 2005)

4.11 Form of Common Stock Purchase Warrant dated February 8, 2005 (previously filed with the SEC on Form 8-K dated February 14, 2005)

4.12 Registration Rights Agreement dated February 8, 2005 (previously filed with the SEC on Form 8-K dated February 14, 2005)

4.13 Security Agreement dated February 8, 2005 (previously filed with the SEC on Form 8-K dated February 14, 2005)

5.1 Legal Opinion with respect to due issuance and Consent of Katten Muchin Rosenman LLP

23.1     Consent of Katten Muchin Rosenman LLP (included in Exhibit 5.1)

23.2     Consent of Independent Auditors - BDO Seidman, LLP

23.3     Consent of Independent Auditors - Cherry, Bekaert & Holland, L.L.P.

23.4     Consent of Independent Auditors - Deloitte & Touche, LLP